SCHEDULE 14A

                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ___)

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                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Under Rule 14a-12

                          ESC MEDICAL SYSTEMS LTD.
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              (Name of Registrant as Specified in Its Charter)


  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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                          ESC MEDICAL SYSTEMS LTD.
                          Yokneam Industrial Park
                           Yokneam, Israel 20692


                                                           June 21, 2001



Dear Shareholder:

         You are cordially invited to attend the 2001 Annual General Meeting of shareholders of ESC Medical Systems Ltd. ("ESC" or the
"Company") on Monday, July 16, 2001, beginning at 4:30 p.m., local time, at the Hudson Hotel, 356 West 58th Street, New York, New York. We look forward to greeting as many of you as can attend the Annual General Meeting.

         Holders of the Company's ordinary shares are being asked to vote on the matters listed in the enclosed Notice of Annual General Meeting of shareholders. Your Board of Directors recommends a vote "FOR" all of the matters set forth in the notice.

         Whether or not you plan to attend the Annual General Meeting, it is important that your ordinary shares be represented and voted at the Annual General Meeting. Accordingly, after reading the enclosed Notice of Annual General Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided.

Very truly yours,
Prof. Jacob A. Frenkel
Chairman of the Board of Directors



                          ESC MEDICAL SYSTEMS LTD.
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of ESC Medical Systems Ltd.:

The Annual General Meeting of shareholders of ESC Medical Systems Ltd. ("ESC" or the "Company") will be held at the Hudson Hotel, 356 West 58th Street, New York, New York, on Monday, July 16, 2001 at 4:30 p.m., local time, for the following purposes:

     1. To elect the directors of the Company to serve until the next Annual Meeting ("Proposal 1")

     2. To approve the proposed directors' and officers' insurance arrangements ("Proposal 2")

     3. To appoint the firm of Brightman, Almagor & Co., a member firm of Deloitte, Touche, Tohmatsu ("Brightman"), as the Company's independent auditors for fiscal year 2001 ("Proposal 3")

     4. To change the Company's name from "ESC Medical Systems Ltd." to "Lumenis Ltd." or such name as shall be determined by the Board of Directors and approved by the Israeli Registrar of Companies ("Proposal 4")

     5. To amend the Company's Articles of Association to increase the capitalization of the Company by authorizing 50,000,000 new Ordinary Shares, par value NIS 0.10 per share ("Proposal 5")

     6. To approve the options granted by the Company to Bank Hapoalim, B.M. ("Proposal 6")

     7. To approve the engagement of Mr. Thomas G. Hardy, a director of the Company, as a consultant of the Company ("Proposal 7")

     8. To approve the adoption of the 2000 Share Option Plan and the grant of share options thereunder ("Proposal 8")

     9. To approve the compensation of the Company's directors for serving on the Board of Directors ("Proposal 9")

     10. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof

         Only shareholders of record at the close of business on June 20, 2001 are entitled to notice of, and to vote at, the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING AND REGARDLESS OF THE NUMBER OF ORDINARY SHARES YOU OWN, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

         If you are present at the Annual General Meeting and desire to vote in person, you may revoke your appointment of proxy at the meeting so that you may vote your shares personally.



By Order of the Board of Directors,
Hadar Solomon, Adv.
Secretary, Vice President and General Counsel
Yokneam, Israel, June 21, 2001



                          ESC MEDICAL SYSTEMS LTD.
                          Yokneam Industrial Park
                           Yokneam, Israel 20692

                              PROXY STATEMENT

                             TABLE OF CONTENTS


GENERAL INFORMATION.........................................................7

   The Proxy................................................................7
   Shareholders Entitled to Vote............................................7
   Quorum; Required Vote....................................................7
   Proxy Solicitation.......................................................8
   Shareholder Duties.......................................................8

PROPOSAL 1 - ELECTION OF DIRECTORS..........................................9

   Nominees................................................................10

PROPOSAL 2 - APPROVAL OF DIRECTORS' AND OFFICERS' INSURANCE ARRANGEMENTS...13

PROPOSAL 3 - APPOINTMENT OF BRIGHTMAN, ALMAGOR & CO. AS THE COMPANY'S
INDEPENDENT AUDITORS FOR FISCAL YEAR 2001..................................13

   Audit Committee Report..................................................13

PROPOSAL 4  - CHANGE OF THE COMPANY'S NAME TO LUMENIS LTD..................14


PROPOSAL 5 - AMENDMENT OF THE ARTICLES OF ASSOCIATION TO INCREASE THE
AUTHORIZED SHARE CAPITAL OF THE COMPANY....................................15


PROPOSAL 6 - APPROVAL OF THE ISSUANCE OF OPTIONS TO BANK HAPOALIM, B.M.....16


PROPOSAL 7 - APPROVAL OF THE ENGAGEMENT OF MR. THOMAS G. HARDY AS A
CONSULTANT OF THE COMPANY..................................................18


PROPOSAL 8 - APPROVAL OF THE 2000 SHARE OPTION PLAN AND THE GRANT OF
SHARE OPTIONS THEREUNDER...................................................18

   Background..............................................................18
   General Terms and Conditions of the Plan................................18
   Terms of the Options....................................................19
   Certain Israeli Tax Effects.............................................20
   Certain U.S. Federal Income Tax Effects.................................20
   Nonqualified Stock Options..............................................20
   Incentive Stock Options.................................................20
   Transferred Options: Estate and Gift Taxes..............................21

PROPOSAL 9 - APPROVAL OF DIRECTORS' COMPENSATION...........................22


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES.........23

   Executive Committee.....................................................24
   Audit Committee.........................................................24
   Compensation Committee..................................................25
   Compensation Committee Interlocks and Insider Participation in
     Compensation Decisions................................................25
   Fiduciary Duties of Office Holders......................................25
   Disclosure of Personal Interests of an Office Holder....................25
   Disclosure of Personal Interests of Controlling Shareholders............26

EXECUTIVE OFFICERS OF THE COMPANY..........................................26


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............30

   Section 16(A) Beneficial Ownership Reporting Compliance.................31
   -------------------------------------------------------

EXECUTIVE COMPENSATION.....................................................31

   Option/SAR Grants in Last Fiscal Year...................................32
   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
    Option Values..........................................................33
   Employment Agreements, Termination Provisions and Change in
    Control Provisions.....................................................34

REPORT OF COMPENSATION COMMITTEE...........................................35


PERFORMANCE GRAPH..........................................................38


OTHER BUSINESS.............................................................39


ADDITIONAL INFORMATION.....................................................39


Appendix A - 2000 Share Option Plan
Appendix B - Audit Committee Charter



                          ESC MEDICAL SYSTEMS LTD.

                   ANNUAL GENERAL MEETING OF SHAREHOLDERS


GENERAL INFORMATION

         This Proxy Statement is being furnished to holders of ordinary shares, par value NIS 0.10 ("Ordinary Shares"), of ESC Medical Systems Ltd., an Israeli corporation ("ESC" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual General Meeting of Shareholders of the Company to be held on Monday, July 16, 2001, at 4:30 p.m., local time, at the Hudson Hotel, 356 West 58th Street, New York, New York, and at any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about June 21, 2001. There were approximately 33,070,391 Ordinary Shares outstanding on May 24, 2001, with each share entitled to one vote per share on each matter submitted to shareholders for consideration at the Annual Meeting.

       The Proxy

         Yacha Sutton, Chief Executive Officer of the Company, and Hadar Solomon, Vice President, General Counsel and Secretary of the Company, have been nominated as proxies by the Board of Directors of the Company with respect to the matters to be voted upon at the Annual Meeting.

         All Ordinary Shares represented by properly executed proxies received prior to or at the Annual Meeting and not revoked prior to the Annual Meeting in accordance with the procedure therefor will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement and, in the discretion of the persons named in the proxy, on such other matters as may properly come before the Annual Meeting.

         A shareholder may revoke his, her or its proxy by delivering to the Company, subsequent to receipt of the Company of his, her, or its proxy a written notice canceling the proxy or appointing a different proxy, and upon receipt by the Chairman of the Annual Meeting of written notice from such shareholder of the revocation of his, her or its proxy by voting in person at the Annual Meeting.

       Shareholders Entitled to Vote

         Pursuant to the Israeli Companies Law, 1999 - 5759 (the "Companies Law"), each shareholder of record in an Israeli public company, including a company whose shares are traded on an exchange located outside of Israel, is entitled to receive prior notice of a General Meeting at least twenty one days before the date of the meeting unless the company's articles of association provide that such notice need not be sent. The Company has set the close of business on June 20, 2001 as the record date for shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

       Quorum; Required Vote

         The Company's Articles of Association provide that the presence in person or by proxy of two or more persons holding at least thirty three and one-third percent of the issued and outstanding Ordinary Shares of the Company is necessary to constitute a quorum and is necessary to hold the Annual Meeting. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or any time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting and voting on the question of adjournment. At such reconvened meeting, the required quorum consists of any two or more shareholders present in person or by proxy.

         The affirmative vote of a majority of the Ordinary Shares present and voting at the Annual Meeting is required to approve the proposals specified in this proxy statement (Proposals 1 - 9).

         On each matter submitted to shareholders for consideration at the Annual Meeting, only Ordinary Shares that are voted on such matter will be counted towards determining whether such matter is approved by shareholders. Ordinary Shares present at the Annual Meeting that are not voted on a particular matter or Ordinary Shares present by proxy where the shareholder properly withheld authority to vote on such matter (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders. Shareholders will not be allowed to cumulate their votes in the election of directors.

         A broker non-vote occurs when a nominee holding Ordinary Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. On all matters considered at the Annual Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted as present in determining if a quorum is present.

         The shareholders of the Company are not entitled to rights of appraisal or similar dissenters rights with respect to any matter to be acted upon at the Annual Meeting.

       Proxy Solicitation

         The Company will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $12,500 plus reimbursement of certain out-of-pocket expenses.

       Shareholder Duties

         Under the Companies Law, a shareholder of a company has a general duty to act in good faith towards a company and towards the company's other shareholders and to refrain from abusing his power in the company. This duty extends also to voting in the general meeting of shareholders on the following matters: any amendment to the articles of association; an increase of the Company's authorized share capital; a merger; and approval of some of the acts and transactions which require shareholder approval under the Companies Law. In addition, a shareholder has the general duty to refrain from depriving other shareholders of their rights. Furthermore, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder that is empowered by the articles of association to appoint an office holder in the Company, is under a duty to act in fairness towards the Company. The Companies Law does not describe the substance of these duties.


PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors currently consists of nine members. Except for the Outside Directors, as defined below, each Director serves until the next Annual Meeting following that Annual Meeting or Extraordinary General Meeting at which such Director was elected, or until his/her earlier removal pursuant to a resolution of the holders of a majority of the voting power represented at a General Meeting in person or by proxy. The aforesaid majority shall be entitled to elect Directors in place of Directors so removed or to fill any vacancy, however created, on the Board.

         The Board of Directors of the Company may at any time and from time to time appoint any other person as a Director, whether to fill a vacancy on the Board or as an additional member to serve along with the existing Directors. Any Director so appointed shall hold office until the first Annual Meeting convened after such appointment and may be reelected by the shareholders.

         Under the Companies Law, Israeli public companies, including a company whose shares are traded at an exchange located outside of Israel, are required to appoint two individuals to serve as Outside Directors on the Board of Directors of such company. An "Outside Director" is defined under the Companies Law, as an individual, who at the time of appointment, and two years prior to such appointment, such individual (and such individual's relatives, partners, employers or corporate entities controlled by such person) had and continues to have no potential conflict of interest with the Company. The Outside Directors have been granted options of the Company (see "Security Ownership of Certain Beneficial Owners and Management"). The initial term of an Outside Director will be three years and may be extended for an additional three year period. The following individuals were designated as the Outside Directors of the Company's Board of Directors on July 25, 2000, and shall serve as directors until the 2003 Annual Meeting of Shareholders of the Company:

 Name                               Outside Director
 ----                               ----------------

 Philip Friedman                   Mr. Friedman, age 50, joined the Board
                                   of Directors June 23, 1999. Mr. Friedman is the founder, President and Chief
                                   Executive Officer of Computer Generated
                                   Solutions, Inc., a leading privately
                                   held technology company founded by Mr.
                                   Friedman in 1984, that specializes in
                                   providing comprehensive computer
                                   technology and business solutions to
                                   companies across the globe in a wide
                                   variety of industries. Mr. Friedman was
                                   recognized as an Entrepreneur of the
                                   Year of the City of New York in 1996.

Mark H. Tabak                      Mr. Tabak, age 49, joined the Board of
                                   Directors of the Company on June 23,
                                   1999. Mr. Tabak is the Vice Chairman of
                                   Multiplan, Inc. and founder, President
                                   and Chief Executive Officer of
                                   International Managed Care Advisors,
                                   LLC, a company that invests in and
                                   develops managed care type delivery
                                   systems mainly addressing primary care
                                   needs in Latin America, Western and
                                   Central Europe and Asia. Mr. Tabak is
                                   also managing partner of Healthcare
                                   Capital Partners, affiliated with
                                   Capital Z Partners, a $3 billion
                                   investment fund focusing on investing in healthcare, insurance and financial services. Between 1993 and 1996, Mr.
                                   Tabak served as President of AIG Managed
                                   Care, a subsidiary of American
                                   International Group. Between 1990 and
                                   1993, Mr. Tabak served as President and
                                   Chief Executive Officer of Group Health
                                   Plan, a managed care company and from
                                   1986 to 1990, he served as President and Chief Executive Officer of Clinical
                                   Pharmaceuticals, Inc., a pharmacy
                                   benefit management company he founded in 1986. From 1982 to 1986, he served as President and Chief Executive Officer of
                                   Health America Development Corporation.

         The Board of Directors has nominated for election the following persons to serve as directors of the Company until the next Annual Meeting of shareholders: Prof. Jacob A. Frenkel, who serves as the Chairman of the Board; Mr. Arie Genger, who, once elected to the board, will serve as Vice Chairman of the Board of Directors; Mr. Aharon Dovrat; Mr. Thomas G. Hardy; Prof. Darrell S. Rigel, M.D.; Mr. S.A. Spencer; Prof. Zehev Tadmor; and Dr. Bernard Couillaud. Dr. Couillaud was first elected to the Board on April 30, 2001, the date of the closing of the acquisition of the Medical Group of Coherent, Inc. ("Coherent") by the Company. Pursuant to the Asset Purchase Agreement, between the Company and Coherent, dated February 25, 2001, as amended (the "Asset Purchase Agreement"), the Company agreed that, for as long as Coherent continues to be the beneficial owner of at least 10% of the Company's outstanding share capital, it will take all necessary action to nominate Coherent's designee to the Company's Board of Directors. Dr. Couillaud is Coherent's designee for that position. Except for Mr. Genger, all of the above named nominees are currently members of the Board of Directors.

         Each of the above named nominees has consented to being named in this Proxy Statement and will serve as a director if elected. If, however, at the time of the Annual Meeting any of the above named nominees should be unable or decline to serve, the persons named as proxies herein will vote for such substitute nominee or nominees as the Board of Directors may choose to recommend, or will vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as decided by the Board of Directors.

       Nominees

         The following table lists the name, age and positions with the Company of each of the nominees and the month and year in which each director was first elected.

Nominee                            Business Experience

Professor Jacob A. Frenkel         Prof. Frenkel, age 58, joined the Board
                                   of Directors of the Company on January
                                   25, 2000, and was elected Chairman of
                                   the Board. Professor Frenkel is the
                                   President of Merrill Lynch International and Chairman of Merrill Lynch's
                                   Sovereign Advisory Group and Global
                                   Financial Institutions Group. He is also the Chairman and CEO of the Group of Thirty (G-30). From 1991 through 2000, he served as Governor of the Bank of Israel. During his tenure as Governor, he led the liberalization of the Israeli financial system, removed foreign exchange controls, and reduced Israel's inflation rate to a level prevailing in the major industrial countries. From
                                   1987 through 1991, Professor Frenkel
                                   served as the Economic Counselor and
                                   Director of Research at the
                                   International Monetary Fund, and also
                                   held the David Rockefeller Chair of
                                   International Economics at the
                                   University of Chicago, where he served
                                   on the faculty from 1973 to 1987. In
                                   1994, he was named the Weisfeld
                                   Professor of Economics of Peace and
                                   International Relations at Tel Aviv
                                   University.

Arie Genger                        Mr. Genger, age 55, is the founder of
                                   Trans-Resources Inc. ("TRI"), and has
                                   been TRI's Chairman of the Board of
                                   Directors and Chief Executive Officer
                                   since 1986. TRI is a leading global
                                   developer, producer and marketer of
                                   specialty chemical products.

Dr. Bernard Couillaud              Dr. Couillaud, age 57, joined the Board
                                   of Directors of the Company on April 30, 2001. He has served as President and Chief Executive Officer of Coherent, as well as a member of Coherent's Board of Directors, since July 1996. Dr.
                                   Couillaud served as Vice President and
                                   General Manager of the Coherent Laser
                                   Group from March 1992 to July 1996. From
                                   July 1990 to March 1992, Dr. Couillaud
                                   served as Manager of Coherent Advanced
                                   Systems Business Unit, and from
                                   September 1987 to July 1990 he served as Director of Research and Development for the Coherent Laser Group. From November
                                   1983, when he joined Coherent Laser
                                   Group, to September 1987, Dr. Couillaud
                                   held various managerial positions with
                                   Coherent. Dr. Couillaud received his
                                   Ph.D. in Chemistry from Bordeaux
                                   University, Bordeaux, France.

Aharon Dovrat                      Mr. Dovrat, age 69, joined the Board of
                                   Directors of the Company on June 23,
                                   1999. Mr. Dovrat is the founder and
                                   chairman of Dovrat & Company, Ltd., a
                                   privately held investment company, and
                                   chairman of Isal, Ltd., a publicly
                                   traded investment company. Between 1991
                                   and 1998, Mr. Dovrat served as chairman
                                   of Dovrat, Shrem & Company, Ltd., a
                                   company publicly traded on the Tel Aviv
                                   Stock Exchange that divides its
                                   operations into the areas of investment
                                   banking and direct investment, fund
                                   management, underwriting, securities and brokerage services, real estate and industry. Between 1965 and 1991, Mr.
                                   Dovrat served as President and Chief
                                   Executive Officer of Clal (Israel) Ltd., a holding company, which by 1991, had become Israel's largest independent conglomerate, with capital of over $400 million and aggregate annual sales in excess of $2.5 billion. Mr. Dovrat also serves as the chairman of the board of directors of: Dovrat & Company, Isal
                                   Ltd., Breezecom Ltd., a wireless
                                   telecommunications equipment technology
                                   company, and Cognifit Ltd. In addition,
                                   Mr. Dovrat serves as a member of the
                                   board of directors of DS Polaris Ltd.,
                                   Technomatix Technologies Ltd., a
                                   software company, Delta Galil Ltd., a
                                   textile company, Dovrat Shrem & Co. and
                                   B.O.S.- Better Online Solutions.

Thomas G. Hardy                    Mr. Hardy, age 55, joined the Board of
                                   Directors of the Company in February
                                   1998. From January 2000 through May
                                   2001, Mr. Hardy served as Vice Chairman
                                   of the Board of Directors of TRI. He was President and Chief Operating Officer of
                                   TRI from December 1993 to December 2000, and was Executive Vice President of TRI from June 1987 to December 1993. In addition, Mr. Hardy has been a director and member of the Financial Advisory
                                   Committee of TRI since October 1992. Mr.
                                   Hardy was a director of Laser Industries
                                   Ltd. from January 1990 until February
                                   1998, when it merged with the Company.

Professor Darrell S. Rigel         Professor Rigel, age 50, joined the
                                   Board of Directors of the Company on
                                   June 23, 1999. He has been a faculty
                                   member at New York University Medical
                                   School ("NYU") since 1979, is currently
                                   a physician and Clinical Professor of
                                   Dermatology at NYU, and is also an
                                   Adjunct Professor of Dermatology at Mt.
                                   Sinai School of Medicine in New York
                                   City. Professor Rigel is a former
                                   president of the American Academy of
                                   Dermatology. In 1996, Professor Rigel
                                   founded and assumed the Presidency of
                                   Interactive Horizons, Inc., a privately
                                   held company in the industry of
                                   interactive computer systems. Professor
                                   Rigel graduated from Massachusetts
                                   Institute of Technology with an BS and
                                   an MS in Management Information
                                   Sciences.

Sash A. Spencer                    Mr. Spencer, age 69, joined the Board of
                                   Directors of the Company on June 23,
                                   1999. He is the founder, Chief Executive
                                   Officer and principal investor of
                                   Holding Capital Group, LLC, a private
                                   LBO, MBO, venture capital and investment firm founded by Mr. Spencer in 1976. Mr.
                                   Spencer also serves as a member of the
                                   board of directors of TRI.

Professor Zehev Tadmor             Prof. Tadmor, age 64, joined the Board
                                   of Directors of the Company on June 23,
                                   1999. He currently serves as a
                                   Distinguished Institute Professor at the
                                   Department of Chemical Engineering at
                                   the Technion Israel Institute of
                                   Technology, Israel's major technological scientific research university (the
                                   "Technion"), which he joined in 1968. He has served as the chairman of the board of the S. Neaman Institute for Advanced
                                   Studies in Science & Technology at the
                                   Technion since October 1998, and as
                                   chairman of the Yitzchak Rabin Center
                                   for Israel Studies since June 2000.
                                   Between October 1990 and September 1998,
                                   Professor Tadmor served as president of
                                   the Technion. Professor Tadmor serves as a member of the board of directors of Haifa Chemicals Ltd., a chemical and fertilizer company and a wholly-owned subsidiary of TRI. Professor Tadmor also serves on the board of governors of Technion, the USA-Israel Science &
                                   Technology Commission, and is an elected member of the Israeli Academy of Science and Humanities and the USA National
                                   Academy of Engineering.

         The affirmative vote of the holders of a majority of the voting power represented and voting at the Meeting in person or by proxy is necessary to elect each of above named nominees as directors.

         The Board of Directors recommends a vote FOR the proposal to elect each of the above named nominees as directors.


PROPOSAL 2 - APPROVAL OF DIRECTORS' AND OFFICERS' INSURANCE ARRANGEMENTS

          Under the Companies Law, the procurement of insurance coverage for a company's directors and officers must be approved by the company's Audit Committee, Board of Directors and shareholders. The Company's Audit Committee and Board of Directors have approved the procurement of insurance as discussed below. The shareholders of the Company are being asked at the Annual Meeting to approve the proposed directors' and officers' insurance arrangements described below.

          Article 68B of the Company's Articles of Association provides that the Company may insure its past or present office holders to the maximum extent permitted by law. Under the Companies Law, a company may enter into a contract for the insurance against liability of any of its office holders for: (i) a breach of his or her duty of care to the company or to another person; (ii) a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice the company's interests; or (iii) financial liability imposed upon him or her in favor of another person concerning an act performed by him in his or her capacity as an office holder. The Company is currently insured by an directors' and officers' liability insurance policy that extends $100,000,000 in coverage.

           Subject to shareholder approval, and following the expected increase in Company activities as a result of the Coherent transaction, the Company will obtain directors' and officers' liability insurance with a $250,000,000 limit of liability. Shareholder approval of this Proposal 2 will extend to any renewal or substitution thereof (from time to time) under comparable coverage.

           Approval of the insurance arrangements as described above, with respect to each of the officers and directors of the Company, requires the affirmative vote of a majority of the votes present or represented and entitled to vote on this subject matter at the Annual Meeting.

         The Board of Directors recommends a vote FOR the approval of the directors' and officers' insurance arrangements as set forth above.


PROPOSAL 3 - APPOINTMENT OF BRIGHTMAN, ALMAGOR & CO. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2001

         The Company is submitting for approval the appointment of Brightman, Almagor & Co. ("Brightman"), a member firm of Deloitte, Touche, Tohmatsu, as its independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2001.

         During the fiscal year 2000, the total remuneration that was paid by the Company to Brightman was as follows:

                Audit Fees                    $380,000
                All Other Fees                $88,000

         The Board of Directors recommends that the shareholders appoint Brightman, as independent auditors, to audit the accounts of the Company and its subsidiaries for fiscal year 2001, and to authorize the Board of Directors of the Company to agree upon the level of Brightman's compensation.

         Representatives of Brightman will not be present at the Annual
Meeting.

       Audit Committee Report

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's 2000 Annual Report with management which included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and it considered the compatibility of nonaudit services with the auditor's independence.

         The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                              THE AUDIT COMMITTEE
                              S.A. Spencer (Chairman)
                              Prof. Zehev Tadmor
                              Mark Tabak
                              Philip Friedman

         An affirmative vote of a majority of the shares represented and voting at the Annual Meeting in person or by proxy is required for the appointment of Brightman as the Company's independent auditors for fiscal year 2001.

         The Board of Directors recommends a vote FOR the appointment of Brightman, Almagor & Co., a member firm of Deloitte, Touche, Tohmatsu, as the Company's independent auditors for fiscal year 2001.


PROPOSAL 4  - CHANGE OF THE COMPANY'S NAME TO LUMENIS LTD.

         Under the Companies Law, the Company may change its name if such change is approved by a majority of the shares outstanding, present and voting at a duly convened meeting of the shareholders of the Company. Upon approval by the shareholders, the Company must solicit the approval of the Israeli Companies Registrar. Upon the grant of such approval by the Companies Registrar, the name change may take effect.

         The Board of Directors has proposed to change the Company's name from "ESC Medical Systems Ltd." to "Lumenis Ltd." or, if such name is not approved by the Companies Registrar, to another name as chosen by the Company's Board of Directors. Lumenis is derived from lumen, the Latin word for light. The Board of Directors believes that the new proposed name will more closely identify the business of the combined entities (ESC and Coherent) and strengthen identification of the Company's product line. Moreover, the Board of Directors believes that this name change will symbolize the joining of forces between ESC and Coherent.

         On May 8, 2001, Lumenos, Inc. filed a complaint in the United States District Court for the District of Massachusetts, in which it alleged that the Company and its wholly owned indirect subsidiary ESC Medical Systems Inc. (together, "ESC Medical") infringe the name and mark of "Lumenos" due to the Company and ESC Medical's contemplated name change to "Lumenis." The complaint further alleges unfair competition and related causes of action pertaining to the name change. Neither the Company nor its indirect subsidiary has been served with this complaint. If served, both companies intend to vigorously defend against the suit. If, however, the Company is not successful in its defense, shareholders are requested, by approving Proposal 4, to authorize the Board to approve another name for the Company.

         An affirmative vote of a majority of the shares represented and voting at the Annual Meeting in person or by proxy is required for the change of the Company's name.

         The Board of Directors recommends a vote FOR the approval of the change of the Company's name from "ESC Medical Systems Ltd." to "Lumenis Ltd." or such name as shall be determined by the Board of Directors and approved by the Israeli Registrar of Companies.


PROPOSAL 5 - AMENDMENT OF THE ARTICLES OF ASSOCIATION TO INCREASE THE AUTHORIZED SHARE CAPITAL OF THE COMPANY

         The Board has recommended an increase of the registered share capital of the Company from NIS 5,000,000 to NIS 10,000,000, which will result in an increase in the amount of Ordinary Shares from 50,000,000 Ordinary Shares of par value NIS 0.10 to 100,000,000 Ordinary Shares of par vamue NIS 0.10. The new shares shall entitle their holders to such rights as are specified in the Articles of Association of the Company.

         The Company's Board of Directors believes that the increase in the number of authorized Ordinary Shares is in the best interest of the Company and its shareholders. The proposed amendments will give the Company a sufficient number of unreserved and unissued shares to allow the Company to pursue equity financing transactions, strategic alliances, and acquisitions, to compensate consultants and employees, and for other transactions which management believes may enhance shareholder value. Any remaining authorized shares may be issued in the future by the Board of Directors, without further shareholder approval (unless required by applicable laws, regulations or rules), for such corporate purposes as the Board may deem in the best interest of the Company. At present, the Company is not engaged in any specific transaction pursuant to which the shares being authorized hereunder would be required to be issued.

         The increase in the authorized shares proposed by the Board is designed to provide flexibility to the Company. The issuance of a significant amount of additional authorized shares, however, could result in dilution of the beneficial ownership interests and/or voting power of the Company's current shareholders. The additional authorized shares could be used for purposes that might be deemed to be in defense of a potential takeover threat. The Company does not presently contemplate, however, using any of the authorized shares for such purpose.

         Under the Articles of Association of the Company, a merger transaction requires the approval of a majority of the votes cast on a merger proposal. In addition, upon the occurrence of a change of control of the Company, all stock options then held by directors, the chief executive officer of the Company or other executive officers reporting directly to the chief executive officer shall, in accordance with the terms of the 1999 Share Option Plan or the 2000 Share Option Plan, become exercisable with respect to the entire amount of the ordinary shares underlying such options. Also, under the Articles of Association of the Company, an amendment of the Articles, unless approved by the Board of Directors, requires the approval by the holders of at least 75% of the shares represented at a meeting called to consider such an amendment. Except as described in the foregoing, the Board does not believe the Company's Articles of Association and Memorandum of Association presently contain any provisions which should be viewed as having an "anti-takeover" effect.

         The Board of Directors recommends a vote FOR the amendment of the Company's Articles of Association to increase the capitalization of the Company by authorizing 50,000,000 new Ordinary Shares, par value NIS 0.10 per share.


PROPOSAL 6 - APPROVAL OF THE ISSUANCE OF OPTIONS TO BANK HAPOALIM, B.M.

         The purpose of the proposal is to seek shareholder approval, in accordance with the NASDAQ Stock Market rules, the issuance of options to purchase up to 2,500,000 Ordinary Shares to Bank Hapoalim, B.M. or one of its associates ("Lender" or "Optionee"). The options were issued, subject to shareholder approval, in connection with the financing that was made available by the Lender on April 30, 2001 and used, in part, for the recently completed purchase of the Medical Group of Coherent.

         On April 30, 2001, the Company closed the acquisition of substantially all of the assets and related liabilities of the Medical Group of Coherent. The consideration for the transaction was as follows:
$100 million in cash, 5,432,099 Ordinary Shares of the Company and $12.9 million in an 18-month 5% subordinated note, plus an earn-out payment of up to $25 million. In particular, in the event that the total revenue generated by sales of ophthalmic equipment of the business acquired from Coherent during the three-year period commencing January 1, 2001 and ending on December 31, 2004 exceeds $450,000,000, the Company has agreed to pay Coherent an earn-out payment equal to 21.5% of the amount by which such total sales revenue exceeds $450,000,000. In addition, in the event that the opthalmic business is sold to a third party during such three-year period for a price in excess of $110,000,000, the Company has agreed to pay Coherent an earn-out payment equal to 50% of the amount by which the total proceeds from the sale exceed $110,000,000. In no event, however, may the earn-out payment be more than $25,000,000. During the fiscal year ended September 30, 2000, sales of ophthalmic equipment by Coherent were approximately $74,000,000. On April 30, 2001, the Lender loaned to a subsidiary of the Company the cash portion of the purchase price, and made a revolving credit facility available to the Company.

         The Company is seeking shareholder approval since the Ordinary Shares issuable pursuant to the options, if aggregated with the 5,432,099 Ordinary Shares issued to Coherent, would exceed 20% of the Ordinary Shares issued and outstanding as of the date that the Coherent transaction was announced. In accordance with the NASDAQ Stock Market rules, shareholder approval is required for the listing of shares issued in connection with an acquisition to the extent that such shares would exceed 20% of the issued and outstanding Ordinary Shares of the issuer. The Company is not seeking, through this proposal, shareholder approval of the Company's acquisition of the Medical Group of Coherent.

         If shareholder approval is not obtained, the Company will be required to incur increased costs in connection with a portion of the financing provided by the Lender, as more fully described in the second succeeding paragraph below.

         The Company and its subsidiaries were provided by Lender with the following facilities: (1) a term loan facility ("Term Loan Facility") of $100 million which was used to fund the cash portion of the purchase price, payable semi-annually commencing October 30, 2002 and until April 30, 2007,
(2) a revolving credit facility ("Revolving Credit Facility") of up to $50 million, which will be provided from April 24, 2001 until April 24, 2002, and of up to $20 million, which will be provided from April 24, 2002 until April 23, 2003, and (3) an additional term loan facility (the "Additional Financing Facility") of up to $91.2 million to refinance, if needed, the Company's outstanding convertible notes, available until September 2002. The Company presently has $91.2 million in principal amount of its 6% convertible subordinated notes due 2002 outstanding. The notes are presently convertible at a conversion price of $46.55 per share and mature on September 1, 2002.

         Interest on the Term Loan is payable quarterly and accrues at a rate equal to LIBOR plus 1.75% per annum. However, if shareholder approval of the options is not obtained within 100 days of the making of the Loan, the interest rate on the Term Loan will increase retroactively to LIBOR plus 8% and the subsidiary of the Company which is the borrower will be required to pay a facility fee of $2.7 million. Any loans made to the Company under the Revolving Credit Facility will accrue interest at a rate equal to LIBOR plus 1% per annum.

         In addition, in connection with the various credit facilities, ESC has granted to the Lender, subject to shareholder approval, options to purchase an aggregate of 2,500,000 Ordinary Shares. Such shares, upon issuance, would represent approximately 7.25 % of the issued and outstanding shares. The options will expire on April 30, 2006 and have an exercise price of $20.25 per share, subject to adjustment. The options are subject to equitable adjustment upon the occurrence of a stock split, stock dividends, reclassifications and other similar events. In addition, in the event of a public offering prior to the expiration date, the exercise price of options exercised in connection with such public offering shall be an amount equal to the lower of (a) 85% of the public offering price and (b) $20.25.

         The options may be exercised by the Optionee at any time until their expiration on April 30, 2006. In addition, under the terms of the options, ESC may be in a position to require that the Optionee exercise a significant portion of the options or risk forfeiting a portion of its options. The Optionee was granted the right to have shares acquired upon exercise of the options included, on a pro rata basis, in any registered offering effected by the Company for the public resale of Ordinary Shares by shareholders.

         The Optionee has also agreed, following the exercise of the options, not to vote a number of shares representing more than 4.99% of the outstanding shares and has granted to the Company a proxy to vote any shares in excess of such 4.99%.

         The credit facilities and the option agreement pursuant to which the options were issued are filed as exhibits 10.1, 10.2 and 10.4 to the Company's Current Report on Form 8-K dated May 15, 2001. The foregoing descriptions are qualified in their entirety by reference to such exhibits.

         The Board of Directors believes that the granting of the options
(i) will help align the interests of the Lender and the Company by providing the Lender with a meaningful equity interest in the Company, (ii) should help minimize the direct costs of the Term Loan, and (iii) could serve as a future source of financing. The Board of Directors also noted that the exercise price of the option represented a premium of approximately 37% over the closing price per share on February 9, 2001, the last trading day prior to the Company's announcing that it was engaged in a possible transaction with Coherent (and a premium of approximately 23% over the closing price per share on February 23, 2001, the last trading day prior to the Company's announcement that it had entered into a definitive agreement with Coherent). Based on the foregoing, the Board of Directors believes that the granting of the Options was in the best interests of the Company and its shareholders and recommends that shareholders vote in favor of this proposal.

         This proposal, under the NASDAQ Stock Market rules, requires the approval of the holders of a majority of the votes cast.

         The Board of Directors unanimously recommends a vote FOR the approval of the options granted by the Company to Bank Hapoalim, B.M.


PROPOSAL 7 - APPROVAL OF THE ENGAGEMENT OF MR. THOMAS G. HARDY AS A CONSULTANT OF THE COMPANY

         Under the Companies Law, shareholders must approve the terms of an engagement of a company with any of its directors relating to such director's additional role or position with the company. Under the Companies Law, such shareholders approval will be required after such terms were approved by a company's audit committee and board of directors.

         The Company's management retained Mr. Thomas G. Hardy, a director, as an outside consultant and agreed with Mr. Hardy on the terms relating to such engagement (the "Hardy Agreement") which commenced as of October 1, 2000 and which will terminate on September 30, 2001; provided, however, that either party may terminate the Hardy Agreement at any time, by giving 30 days advance written notice to the other party. Under the terms of the Hardy Agreement, Mr. Hardy will assist the Company in strategic planning and integration activities relating to the acquisition of Coherent. In consideration of the performance of the services, the Company will pay Mr. Hardy a per diem consulting fee in the amount of $5,000 for each day of services that are rendered. Through the end of April 2001, Mr. Hardy became entitled to receive approximately $100,000 from the Company for services rendered, subject to any required approvals. The Audit Committee and the Board of Directors have approved the terms of the Hardy Agreement. Mr. Hardy did not participate in the discussion and vote relating to the terms of the Hardy Agreement.

         The affirmative vote of the holders of a majority of the voting power represented and voting at the Annual Meeting in person or by proxy is necessary for approval of the engagement of Mr. Hardy as a consultant.

         The Board of Directors recommends a vote FOR the engagement of Mr. Thomas G. Hardy, a director of the Company, as a consultant of the Company.


PROPOSAL 8 - APPROVAL OF THE 2000 SHARE OPTION PLAN AND THE GRANT OF SHARE OPTIONS THEREUNDER

         The Board of Directors is proposing for shareholder approval, in accordance with the NASDAQ Stock Market rules, the Company's 2000 Share Option Plan (the "Plan"). Shareholder approval of the Plan is also required by Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") as the Company may issue options which may qualify as incentive stock options within the meaning of Section 422 of the Code.

       Background

         The Company adopted the Plan in November 2000. The Plan is intended to encourage stock ownership by employees, directors and consultants. By encouraging stock ownership, the Company seeks to motivate such individuals to contribute materially to the Company's success. This description is intended to be a summary of the material provisions of the Plan, is not purported to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as "Appendix A."

       General Terms and Conditions of the Plan

         The Plan is administered by the Compensation Committee (the "committee"), which has the absolute discretion on issues relating to the administration of the Plan, including, among other things, the right to determine whom among the Company's employees, directors, dealers and consultants may be granted options, to determine the times when options may be granted, to determine the exercise price of each option and the time upon which options may be exercised and to determine additional jurisdictions under which the Plan will be implemented.

         The shares optioned under the Plan are Ordinary Shares which the Company may acquire and deposit with a trustee and will not exceed, in the aggregate, 10,000,000 Ordinary Shares, subject to the applicable adjustments provided for under the Plan. Unless otherwise determined by the committee, the option price in the case of each option granted under the Plan, will be the closing price of the Ordinary Shares on the NASDAQ Stock Market on the date of the grant. No option will be transferable, except by will or by laws of descent and distribution.

         The Board of Directors or the committee may amend or terminate the Plan at any time; except, that, unless otherwise determined by the Board of Directors, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code, or any other law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of stockholders. In addition, no amendment may be made which adversely affects any of the rights of an optionee under any option theretofore granted, without such optionee's consent. The Plan and all related instruments will be governed by and interpreted in accordance with the laws of the State of Israel.

       Terms of the Options

         Under the Plan, the committee will determine the dates after which options may be exercised, in whole or in part. No option may be exercised after the tenth anniversary of the date of grant of an option (the "Termination Date").

         Under the Plan, any options held by the Company's directors, the Chief Executive Officer ("CEO") of the Company and the officers reporting directly to the CEO, will become immediately exercisable upon a change in control of the Company. A change in control will be deemed to have occurred upon the occurrence of any one of the following events: (i) acquisition of any voting securities by any person immediately after which such person becomes a beneficial owner of 20% or more of the voting power of the Company, unless such Person has filed a Schedule 13D at any time during the 12 month period prior to the time the Plan being first approved by the Board of Directors (except for non-control acquisitions), (ii) change in the majority of members of the board of the directors of the Company in any two year period unless such change was approved by at least two-thirds of the incumbent board and (iii) upon the consummation of certain transactions entered into by the Company (such as a merger, liquidation, or sale of assets).

         To the extent that the aggregate fair market value of the Company's Ordinary Shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the Plan and any other stock option plan of the Company exceed $100,000, such options will be treated as nonqualified stock options ("NQSOs"). Such fair market value will be determined as of the date on which each such incentive stock option is granted.

         No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such incentive stock option is at least 110 percent of the fair market value of a share of Company stock at the time such incentive stock option is granted and (B) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

         Unless otherwise provided for in the agreement evidencing the award of options (the "option agreement"), if prior to a Termination Date, an optionee's employment or service is terminated by the Company without cause, the options to the extent exercisable will remain exercisable until the Termination Date and will expire thereafter (the "post termination exercise period") and any option which has not become exercisable as of the date of termination of employment or service will expire as of the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of death or if the optionee dies during the post termination exercise period, the optionee's estate or beneficiaries may exercise such options, to the extent then exercisable, until the Termination Date and the option shall expire thereafter.

         Notwithstanding the above, unless otherwise provided in the option agreement, if prior to the Termination Date, (1) an optionee ceases to be employed by the Company or ceases to provide services to the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or (2) the optionee's employment or service is terminated by the Company for "cause," then any option or a portion thereof which has not been exercised as of the date of such termination of employment or service shall be immediately cancelled.

       Certain Israeli Tax Effects

         Options granted under the Plan to Israeli optionees who are subject to Israeli taxation may or may not contain such terms as will qualify the option grant for special tax treatment under Sections 102 or 3(IX) of the Israeli Income Tax Ordinance.

       Certain U.S. Federal Income Tax Effects

         The following discussion of certain relevant United States federal income tax effects applicable to options granted under the Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. It is recommended that holders of NSOs or incentive stock options ("ISOs") consult their tax advisers before exercise of any such option and before disposing of any of the Ordinary Shares acquired upon the exercise thereof. Different rules may apply in the case of a Plan participant who is subject to the requirements of Section 16 of the Exchange Act.

       Nonqualified Stock Options

         An optionee generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO (and in the case of an untimely exercise of an ISO), the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

         If shares acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

       Incentive Stock Options

         An optionee will not be in receipt of taxable income upon the grant of an ISO. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made by the legal representative of an opuionee who dies (i) while in the employ of the Company or a subsidiary or
(ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects - Nonqualified Stock Options.")

         If stock acquired pursuant to the timely exercise of an ISO is later disposed of, the optionee will, except as noted below, recognize long-term capital gain or loss (if the stock is a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the option price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

         If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him or her upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the optionee's ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income. Any capital gain recognized by the optionee will be long-term or short-term capital gain, depending on the length of time such shares were held by the optionee.

         The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

       Transferred Options: Estate and Gift Taxes

         If ISOs or NSOs are held until death, federal and, if applicable, state estate and inheritance taxes would be imposed on the fair market value of the options at the time of death. Certain individuals, however, may realize estate and gift tax savings by making lifetime gifts of NSOs to permitted family members, trusts for their benefit, or other entities. Federal and, if applicable, state gift taxes would be imposed on the fair market value of the NSOs at the time of the completed gift, subject to applicable federal and state gift tax credits and exclusions. The IRS has taken the position that a gift of an option is not complete until the donee's right to exercise the option is no longer conditioned on the performance of services by the optionee. Generally, federal and state gift and estate tax savings may be realized if the value of the NSOs at the time of the completed gift is less than the value of the NSOs (or the proceeds from the disposition thereof) at such later time as the optionee might make a gift of the NSOs or, if no gift is made, at the time of the optionee's death.

         The fair market value of options for gift or estate tax purposes may be determined using any one of a number of standard valuation methods, such as the Black-Scholes or binomial models. Valuation models should consider, among other things, such factors as strike price, the current value and volatility of the underlying stock, the expected dividends on the underlying stock, the risk-free rate over the option term and the option's remaining life. In Revenue Procedure 98-34, 1998-17 IRB 1, the IRS sets forth a "safe harbor" method of valuation which, if followed, will be accepted by the IRS in valuing options for estate and gift tax purposes. This IRS model is relevant only where the underlying stock is publicly-traded and imposes certain other restrictions, such as the disallowance of certain market discounts permitted by other valuation models.

         The optionee (or if the optionee is deceased, the optionee's estate), rather than the donee, will recognize ordinary income for federal income tax purposes upon the exercise of the transferred option (just as if there had been no transfer). (See "Certain Federal Income Tax
Effects--Nonqualified Stock Options.")

         The following table sets forth the name, position, and grant information for eligible employees and directors who have been granted options under the Plan, subject to stockholder approval of the Plan by or before November, 2001.


                             NEW PLAN BENEFITS

-------------------------------------------------------------------------------
                                                                      No. of
                                                                      shares
                                                                     underlying
Name                             Position                             Options
                                                                     granted
-------------------------------------------------------------------------------

Yacha Sutton                     Chief Executive Officer             150,000
-------------------------------------------------------------------------------

Louis Scafuri                    Chief Operating Officer             125,000
-------------------------------------------------------------------------------

Peter D'Errico                   Vice President, Corporate           0
                                 Marketing
-------------------------------------------------------------------------------

Alon Maor                        Chief Executive Officer, Asia       100,000
                                 Pacific Operation (1)
-------------------------------------------------------------------------------

Raphael Werner                   Chief Executive Officer,             42,375
                                 Americas Business Unit (2)
-------------------------------------------------------------------------------

Executive Officer Group                                              938,750
-------------------------------------------------------------------------------

Non-Executive Director Group                                         950,000
-------------------------------------------------------------------------------

Non-Executive Officer Employee
Group                                 3,010,250
-------------------------------------------------------------------------------

(1) Subsequent to December 31, 2000, Mr. Maor assumed the post of Vice President, European Operations.

(2) Subsequent to December 31, 2000, Mr. Werner assumed the post of Vice President, Service.


         Benefits under the Plan will depend on a number of factors, including the fair market value of the common stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by the optionees receiving grants under the Plan.

         The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy is necessary for approval of the Plan.

         The Board of Directors recommends a vote FOR the approval of the adoption of the 2000 Share Option Plan and the grant of share options thereunder.


PROPOSAL 9 - APPROVAL OF DIRECTORS' COMPENSATION

         Under the Companies Law, shareholders must approve the compensation terms of the Company's directors that have been approved by the Company's Audit Committee and Board of Directors. Subject to shareholder approval, the Company's Audit Committee and Board of Directors, based upon the recommendation of the Company's Compensation Committee and upon the findings of two compensation experts who were retained by the Compensation Committee to assist the Board of Directors with a comparison analysis of option grants to directors of other companies, approved the following option grants as of February 22, 2001 to the directors of the Company who served as directors during the year 2000 and to Mr. Arie Genger who served as special advisor of the Board and who is nominated in the Annual Meeting as a director. The option grants described below are subject to shareholders approval and are being granted, as a reward for the director's efforts and contribution in the successful completion of the Coherent transaction:

     A.

1. A one-time fully vested grant of an option to purchase 50,000 Ordinary Shares, at a per share purchase price of $10.90.

2. A one-time fully vested grant to the Chairman of the Board of Directors, Prof. Frenkel, of an option to purchase 300,000 Ordinary Shares.

3. A one-time fully vested grant of an option to purchase 300,000 Ordinary Shares to Mr. Arie Genger, the special advisor to the Board (currently nominated as Vice-Chairman at the Annual Meeting).

4. An acceleration of Mr. Genger's unvested options. The options are subject to a lock-up arrangement regarding the sale of such options. The lock-up arrangements allow Mr. Genger to sell his shares in accordance with the original vesting schedule (except for the sale of an amount of shares necessary to enable a cashless exercise of the whole package).

5. As an additional reward for their contribution in the Coherent transaction, the Audit Committee and the Board of Directors approved on April 24, 2001 an acceleration of the vesting period of the unvested options of the members of the Board.

     All options granted to the directors and Mr. Genger will be granted under the Plan, subject to the approval of the Plan by the shareholders at this Annual Meeting.

     B. In addition to the special option grants related to the Coherent transaction, the Audit Committee and the Board recommend the approval of a future annual grant of 10,000 options to each director of the Company and an annual grant of 50,000 options to each of the Chairman and Vice-Chairman of the Company.

     C. In addition to the option grants, the Audit Committee and the Board recommend the following:

     1. To each of the directors who serves on any one or more of the sub-committees of the Board (other than the Chairman), a cash retainer fee for participation in meetings of the Board of Directors or any sub committee at $2,500 per calendar quarter. Such directors will not be entitled to receive any additional per-meeting fee but would be reimbursed for their reasonable travel and accommodation expenses; and

     2. To the Chairman of the Board of Directors, Prof. Frenkel, and to Mr. Arie Genger (if elected as a member of the Board), an advisory fee of up to $120,000 per year (in the aggregate).

         The affirmative vote of the holders of a majority of the voting power represented and voting at the meeting in person or by proxy is necessary for approval of the Directors' compensation for fiscal year 2001.

         The Board of Directors recommends a vote FOR the approval of the Directors' compensation as set forth above.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

         The management of the business of the Company is vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not required by law or otherwise to be exercised by the shareholders. The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of one or more directors (except the Audit Committee, which must consist of at least three directors, and include all of the Outside Directors), and it may, from time to time, revoke such delegation or alter the composition of any such committees. Unless otherwise expressly provided by the Board, such committees shall not be empowered to further delegate such powers.

         Under the Companies Law, a board of directors of a public company must hold at least one meeting every three months. During the 2000 fiscal year and since the annual general meeting held on May 30, 2000 (the "2000 Meeting"), the Board of Directors held thirteen meetings. Each of the incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period that such director was in office) and (ii) the total number of meetings of all committees of the Board of which such director was a member (held during the period that such director was in office).

Committees of the Board of Directors

         The Board of Directors of the Company has an Executive Committee, Audit Committee and Compensation Committee.

       Executive Committee

         The Executive Committee has been empowered and authorized to exercise any and all of the powers and authorities vested with the Board of Directors relating to the management of the business of the Company, unless limited at any time by action by the Board of Directors, provided that no such action by the Board of Directors shall invalidate any action by the Executive Committee taken prior thereto, and provided further, that no action shall be taken by the Executive Committee which shall materially alter the nature of the business of the Company, dispose of any substantial assets of the Company, acquire any substantial new business or approve the Company's budget. The powers of the Executive Committee are subject to the provisions of the Companies Law, including the provisions prohibiting delegation by a board of directors to committees of certain issues. The Executive Committee consists of the following five directors: Jacob A. Frenkel (Chairman); Thomas G. Hardy; Aharon Dovrat; S.A. Spencer; and Prof. Zehev Tadmor. During the 2000 fiscal year and since the 2000 Meeting, the Executive Committee held two meetings.

       Audit Committee

         Under the Companies Law, the board of directors of a public company, including a company whose shares are traded in a stock exchange abroad, must appoint an audit committee, comprised of at least three independent directors but excluding: the chairman of the board of directors; the general manager; the chief executive officer; and any controlling shareholder and any director employed by the Company or who provides services to the Company on a regular basis. The role of the audit committee is to review and make recommendations with respect to flaws in the business management of the Company, in consultation with the internal auditor and the Company's independent accountants, and suggest an appropriate course of action. The Audit Committee Charter is attached as Appendix "B" to this Proxy Statement.

         The approval of the Audit Committee is required to effect specified actions and transactions with office holders and interested parties. An interested party is defined in the Companies Law as a 5% or greater shareholder, any person or entity who has the right to designate one director or more or the general manager of the company or any person who serves as a director or as a general manager. Under the NASDAQ Stock Market rules, the Company is required to form an audit committee consisting of at least three independent directors. The responsibilities of the audit committee under the NASDAQ Stock Market rules include, among other things, evaluating the independence of a Company's outside auditors.

         The Company's Audit Committee currently consists of the following four directors, each of whom qualify as an independent director in compliance with the NASDAQ Stock Market rules: S.A. Spencer (Chairman); Prof. Zehev Tadmor; Mark Tabak and Philip Friedman. During the 2000 fiscal year and since the 2000 Meeting, the Audit Committee held five meetings.

       Compensation Committee

       The Compensation Committee administers the stock option plans of the Company and its subsidiaries, determines the base compensation and bonus/incentive compensation of the Chief Executive Officer and the four highest paid executives of the Company (the "Named Officers") and reviews the recommendations of the Chief Executive Officer of the Company. The members of the Company's Compensation Committee since December 31, 2000 are Aharon Dovrat (Chairman), Thomas G. Hardy and Mark Tabak (the "Compensation Committee"). During the 2000 fiscal year and since the 2000 Meeting, the Compensation Committee held four meetings.

         Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         No member of the Compensation Committee is currently, or was at any time during the fiscal year ended December 31, 2000, an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

       In April 2001, the Board of Directors ratified changes to the compensation terms of certain executive officers of the Company, subject to the execution of amendments to existing employment agreements.

       Fiduciary Duties of Office Holders

       The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company, including directors and executive officers. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care includes a duty to use reasonable means to obtain information on the appropriateness of a given action brought for the office holder's approval or performed by the office holder by virtue of the office holder's position, and all other important information pertaining to such actions. The duty of loyalty of an office holder includes a duty to: refrain from any conflict of interest between the performance of the office holder's duties in the company and his personal affairs; refrain from any activity that is competitive with the company; refrain from exploiting any business opportunity of the company to receive a personal gain for the office holder or others; and disclose to the company any information or documents relating to a company's affairs which the office holder has received due to his or her position as an office holder. Each of the directors and executive officers of the Company is an office holder.

         Disclosure of Personal Interests of an Office Holder

       The Companies Law requires that an office holder of a company promptly disclose to the company any personal interest that the office holder may have and all related material information known to the office holder, in connection with any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by: the office holder's spouse, siblings, parents, grandparents, descendants, spouse's descendants and the spouses of any of these people; or any corporation in which the office holder is a 5% or greater shareholder, director or general manager or in which the office holder has the right to appoint at least one director or the general manager. Under the Companies Law, an extraordinary transaction is a transaction: other than in the ordinary course of business; otherwise than on market terms; or that is likely to have a material impact of the company's profitability, assets or liabilities. Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise. A transaction that is adverse to the company's interest may not be approved. If the transaction is an extraordinary transaction, both the audit committee and the board of directors must approve the transaction. Under specific circumstances, shareholder approval may also be required. An office holder who has a personal interest in a matter, which is considered at a meeting of the board of directors or the audit committee, may not be present when this matter is considered or vote on this matter.

       Disclosure of Personal Interests of Controlling Shareholders

       Under the Companies Law, the disclosure requirements which apply to an office holder also apply to a controlling shareholder of a public company. The Companies Law defines "control" as the ability to direct the activity of a corporation, except for ability that is solely derived from an officer's or director's position in such company. The Companies Law includes a presumption under which a person who holds a majority of the voting power of a company or the power to elect more than half of such company's directors controls such company. In addition, for purposes of approving certain transactions the definition of a controlling shareholder includes a shareholder, or two or more shareholders who have the same interest in the transaction, that holds 25% or more of the voting rights in a public company if no other shareholder owns more than 50% of the voting rights in the company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and the shareholders of the company. The shareholder approval should include the affirmative vote of either: at least one-third of the shareholders who have no personal interest in the transaction and are present and voting, in person, by proxy or by written ballot, at the meeting; or a majority of the voting power present and voting, provided that those shareholders who have no personal interest in the transaction and who vote against the transaction do not represent more than one percent of the voting rights in the company.


EXECUTIVE OFFICERS OF THE COMPANY

         The following individuals are the executive officers and key management of the Company:

Name                        Position and Business Experience

Yacha Sutton                Mr. Sutton, age 57, has served as Chief
                            Executive Officer of the Company since June
                            1999. Between July 1998 and April 1999, Mr.
                            Sutton served as the Chief Executive Officer of Scanvec Amiable Ltd. Between March 1995 and
                            February 1998, Mr. Sutton served as the
                            President and Chief Operating Officer of Laser
                            Industries Ltd. Prior to such time, Mr. Sutton served as an Executive Vice President and Chief
                            Financial Officer of Laser Industries Ltd.

Louis Scafuri               Mr. Scafuri, age 49, joined the Company in May
                            1999 as the Chief Executive Officer of North
                            American Operations. He presently serves as the Company's Chief Operating Officer. Prior to this, Mr. Scafuri was the President and Chief
                            Operations Officer for Marquette Medical
                            Systems, which was acquired by GE Medical
                            Systems. During his fourteen years with
                            Marquette Medical Systems, he held a number of management and leadership positions, including
                            President of Marquette Cardiology Group,
                            Executive Vice President of Europe, Middle
                            Eastern and African Operations and President of
                            Marquette's Corometrics Medical System
                            Subsidiary.

Sagi Genger                 Mr. Genger, age 29, was appointed Chief
                            Financial Officer of the Company in November
                            1999. Prior to joining the Company, Mr. Genger was employed in the mergers and acquisitions department of Donaldson, Lufkin, and Jenrette, a leading Wall Street investment bank, from 1997 through 1999. Prior to that, Mr. Genger worked from 1996 through 1997 at Holding
                            Capital Group, a boutique investment house. Mr.
                            Genger has an M.B.A. and B.S. in Finance, International Management and Legal Studies from the Wharton School of Business. Mr. Genger is the son of Mr. Arie Genger, a shareholder who owns more than 5% of the Company's issued and outstanding Ordinary Shares and is a nominee for director.

Asif Adil                   Mr. Adil, age 46, Executive Vice President of
                            the Company, began to serve as Executive Vice
                            President of Business Operations on September
                            1, 2000. Mr. Adil previously worked with
                            McKinsey & Company, Inc. for the past 12 years, during the last six of which he was a partner.
                            At McKinsey, he was a leader of the North
                            American Healthcare and Consumer Sectors. In addition to responsibility for ESC's direct-to-consumer initiative (Aculight), he leads ESC's business operations in North
                            America and the United Kingdom. Mr. Adil has counseled governments and clients across a spectrum of business opportunities focused in the healthcare and consumer sectors. He has worked extensively with new and established companies on strategic business issues including pricing and promotion, branding, acquisition and divestitures, and global product launches. Knowledge building in e-commerce and alliances were Mr. Adil's areas of specialty at McKinsey. He has also held senior management positions with Sony
                            Corporation and PepsiCo Inc. He has an M.B.A.
                            with Distinction from Cornell University and is a licensed C.P.A.

Yossi Gal                   Mr. Gal, age 45, joined the Company in July
                            2000 as Vice President of Human Resources.
                            Prior to joining the Company, Mr. Gal served as Vice President of Human Resources and MIS in GE
                            Medical Systems Israel from 1997 to 2000.
                            Previously, Mr. Gal worked with Elscint Ltd.
                            for 16 years in a number of managerial
                            positions, which included Human Resources,
                            Planning and Control Director of Elscint's
                            Manufacturing Division and Corporate Manager of
                            Staffing and Overseas Personnel. Mr. Gal has a
                            B.A. in Sociology and Political Science from
                            Haifa University and an M.Sc. In Management &
                            Behavioral Science from the Technion.

Moshe Grencel               Mr. Grencel, age 47, joined the Company in
                            January 2001 as Vice President of Operations.
                            Prior to joining ESC, Mr. Grencel served as General Manager of Elscint Industrial Solutions from 1998 to 2001. From years 1994 to 1998, Mr.
                            Grencel served as Vice President of
                            Manufacturing at Elscint Ltd. Mr. Grencel has a
                            B.Sc. degree in Industrial Engineering from the Technion.

Alon Maor                   Mr. Maor, age 38, joined the Company in January
                            1999 as the President and Representative
                            Director of ESC Japan. Since May 2001, Mr. Maor has served as Vice President of European
                            Operations. From January 2000 through April
                            2001, Mr. Maor served as Chief Executive
                            Officer of Asia Pacific Operations. Prior to joining the Company, Mr. Maor was the President and Representative Director of Direx Japan, a subsidiary of Direx Medical Systems. During his eleven years with Direx Medical Systems, he formed Direx Japan and was responsible for capturing major market share in Japan and Asia.

Israel Ohana, Ph.D.         Dr. Ohana, age 47, joined the Company in
                            February 2000 as the Vice President, Research and Development. Prior to joining the Company, Dr. Ohana served as Vice President of the Nuclear Medicine Division during 1997 through
                            1999 at Elscint Ltd. From 1995 through 1997,
                            Dr. Ohana served as Nuclear Medicine research and development manager at Elscint Ltd. Dr.
                            Ohana led the development of several
                            revolutionary products in the area of tumor localization and cardiac malfunction and is the author or co-author of a number of patents and scientific publications. Dr. Ohana received a BA in physics and mathematics from the Hebrew
                            University of Jerusalem, Israel and an M.A. and Ph.D. in Physics from the Hebrew University of Jerusalem, Israel.

Hadar Solomon               Mr. Solomon, age 44, was appointed Vice
                            President, General Counsel and Corporate
                            Secretary in March 1998, after having served as Vice President, Corporate Affairs, General
                            Counsel and Secretary of Laser Industries Ltd.
                            since May 1988. From July 1984 to May 1988, he served as Assistant General Counsel of Laser
                            Industries Ltd. Mr. Solomon is a Graduate of the Faculty of Law of the Hebrew University of Jerusalem and is a member of the Israeli Bar.

Raphael Werner              Mr. Werner, age 42, was appointed as Vice
                            President, Service in 2001. Prior to that, he served as Chief Executive Officer, North
                            American Operations since July 2000, and as
                            Vice President, Operations of the Company since
                            September 1999. He has served as Acting General
                            Manager of Laser Industries Ltd. since February
                            1998 and as Vice President of International
                            Operations of Laser Industries Ltd. since April
                            1997. From April 1993 to April 1997, he served as Laser Industries Ltd.'s Director and Vice
                            President, Operations. Mr. Werner holds a B.S.
                            in Industrial Engineering from Tel Aviv
                            University.

Robert Grant                Mr. Grant, age 32, joined the Company in May
                            2001 as Vice President, Surgical Business Unit, following the closing of the Company's acquisition of the Coherent Medical Group.
                            Prior to the acquisition, from August 2000 though April 2001, Mr. Grant served as
                            Coherent's Vice President of Business
                            Development, and from February 1999 through April 2001 as Coherent's Managing Director of
                            European Operations. From March 1997 until
                            January 1999, Mr. Grant served as Director of
                            Business Development at HGM, Inc. and from 1995 to 1997 he served as a General Manager of the Australasia Operation of Sulzermedica AG. He has also held various positions, including
                            Director of Marketing, Asia Pacific; Country
                            Manager, Japan; and Asia Pacific Sales Manager for Telectronics Pty Ltd. and HGM, Inc. Mr.
                            Grant holds a B.A. from Brigham Young
                            University and received his Masters in Business with honors from the American Graduate School of International Management.

Jonathan T. Pearson         Mr. Pearson, age 35, joined the Company in May
                            2001 as Vice President of Asia Pacific
                            Operations, following the closing of the Company's acquisition of the Coherent Medical
                            Group. Prior to joining the Company, Mr.
                            Pearson worked for Coherent since 1994, serving in a variety of management roles covering business development, marketing and regulatory issues, including Director of Asia Pacific
                            Operations. During his seven-year career at Coherent, Mr. Pearson focused exclusively on Asia, establishing and expanding direct sales operations in Japan, the People's Republic of China and Hong Kong. Mr. Pearson holds a B.A.
                            from the University of Washington and a Master of International Management from the American
                            Graduate School of International Management
                            (Thunderbird).

Robert M. Di Silvio         Mr. Di Silvio, age 47, joined the Company in
                            May 2001 as Vice President of Sales for the
                            Americas, following the closing of the
                            acquisition of the Coherent Medical Group.
                            Prior to the acquisition, Mr. Di Silvio served since May 1999 as Coherent's Vice President,
                            Field Operations, North American Sales. Prior to Coherent, Mr. DiSilvio worked at Datex-Ohmeda, Inc. for seven years in various managerial positions, including service as Vice
                            President/General Manager from September 1997 through October 1998, and as General Manager
                            Australia/New Zealand, from January 1995 through August 1997. Mr. DiSilvio's twenty year career in the medical device market has also included a number of general management, sales and marketing management positions with other industry leading companies, including Medical
                            Data Electronics, Inc. and Hewlett-Packard's
                            Medical Products Group. Mr. Di Silvio holds a
                            B.A. in Economics and Organic Chemistry and an M.S. in Biochemistry from the Univerisity of Connecticut.

James Holtz, Ph.D.          Dr. Holtz, age 56, joined the Company in May
                            2001 as Interim Vice President, Aesthetics
                            Business Unit, following the closing of the Company's acquisition of the Coherent Medical
                            Group. Prior to the acquisition, Dr. Holtz served as Executive Vice President of Coherent
                            Star, a business unit of Coherent Medical Group responsible for hair removal and other aesthetic applications. In 1993, Dr. Holtz founded Star Medical Technologies, which developed and manufactured the LightSheer diode laser. Dr. Holtz served as Chairman of the Board of Star Medical Technologies until its acquisition by Coherent in 1998. Dr. Holtz has a B.A. in Physics from Stanford University and a Ph.D. in Physics from the University of California, Berkeley.

Thomas Brunner              Mr. Brunner, age 60, joined the Company in May
                            2001 as Vice President, Ophthalmic Business
                            Unit, following the closing of the Company's acquisition of the Coherent Medical Group.
                            Prior to the acquisition, Mr. Brunner served as Coherent's Vice President of the Ophthalmic
                            Business Unit since May 1996. In his
                            twenty-year career with the Coherent Medical
                            Group, Mr. Brunner has held a variety of management positions. Mr. Brunner has more than 30 years experience in the medical laser industry and, in addition to his service with Coherent, served from 1980 to 1984 as Vice
                            President of Marketing and Sales for Cooper
                            LaserSonics and from 1984 to 1987 as President of Laserscope before rejoining Coherent in 1988. Mr. Brunner is on the Board of the American Society for Laser Medicine and Surgery and has served as its Treasurer since 1987. He holds a B.S. degree in Electrical Engineering from Lehigh University and an M.B.A. with a major in Finance from the University of Delaware.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Company's Ordinary Shares as of May 24, 2001 (except as otherwise specified in the footnotes) by (i) each person who is the beneficial owner of more than 5% of the outstanding Ordinary Shares, (ii) all directors of the Company, (iii) the Company's Chief Executive Officer and four most highly compensated executive officers, and (iv) all directors and executive officers as a group. The Company had approximately 33,070,391 Ordinary Shares outstanding as of May 24, 2001. Pursuant to the Asset Purchase Agreement, on April 30, 2001 Coherent acquired 5,432,099 Ordinary Shares of ESC in exchange for certain assets, principally relating to its Medical Group. This table does not include the new grants subject to shareholder approval in this annual meeting.



      Beneficial Owner           Shares Owned       Options             Total
                                                    Exercisable         Beneficial         Percentage
                                                    within 60 days      Ownership          Ownership

      Coherent, Inc. (1)         5,432,099          0                   5,432,099          16.43%

      Provident Investment       3,053,917          0                   3,053,917          9.24%
      Counsel  (2)

      Arie Genger (3)            2,279,757          500,000             2,779,757          8.28%

      Bernard Gottstein (4)      1,939,634          0                   1,939,634          5.87%

      Aharon Dovrat              0                  20,000              20,000             0.07%

      Bernard Couillaud (5)      0                  0                   0                   --

      Jacob A. Frenkel           10,000             400,000             410,000            1.23%

      Philip Friedman            25,000             40,000              65,000               --

      Thomas Hardy               91,515             0                   91,515               --

      Darrell S. Rigel           6,000              40,000              46,000               --

      Sash A. Spencer            11,000             40,000              51,000               --

      Mark H. Tabak              0                  40,000              40,000               --

      Zehev Tadmor               0                  20,000              20,000               --

      Yacha Sutton               225,000            298,005             523,005            1.57%

      Louis Scafuri              5,000              445,000             450,000            1.34%

      Alon Maor                  0                  100,000             100,000              --

      Raphael Werner             0                  9,000               9,000                --

      All directors and          365,415            1,669,500           2,034,915          6.59%
      executive officers as a
      group (24 persons)

________________
--       Less than 1%.

(1) The address of Coherent, Inc. ("Coherent") is 5100 Patrick Henry Drive, Santa Clara, California 95054.

(2) The address of Provident Investment Counsel is 300 North Lake Avenue, Pasadena, CA 91101-4022.

(3) The address of Mr. Arie Genger is 375 Park Avenue, New York, New York 10152. The 2,279,757 shares include (a) 59,210 shares held directly by Mr. Genger, (b) 2,176,547 shares held by corporations directly or indirectly controlled by Mr. Genger, which controlled corporations might be deemed to share voting and investment power with Mr. Genger as to these shares, (c) 40,000 shares owned by a trust for the benefit of a minor child of a third party of which Mr. Genger is sole trustee, as to which Mr. Genger disclaims beneficial ownership and (d) 4,000 shares beneficially owned by Mr. Genger's spouse, as to which Mr. Genger disclaims beneficial ownership.

(4) The address of Mr. Gottstein is 550 West 7th Avenue, Suite 1540, Anchorage, Alaska 99501.

(5) Excluding those shares beneficially owned by Coherent, of which Dr. Couillaud is President and Chief Executive Officer.


Section 16(A) Beneficial Ownership Reporting Compliance

         In 1999, the Company ceased to qualify as a "foreign private issuer" as defined in the Exchange Act and became subject to the reporting requirements of Section 16(a) of the Exchange Act. Section 16(a) requires that the Company's directors and executive officers, and holders of more than 10% of the Company's outstanding Ordinary Shares, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Ordinary Shares. The Company believes that during the fiscal year ended December 31, 2000, its directors, executive officers, and holders of more than 10% of its Ordinary Shares complied with the filing requirements of Section 16(a), with the exception of one director who inadvertently failed to make a timely report on a Form 4, but who has since complied with the filing requirement. In making this statement, the Company has relied solely on a review of copies of reports filed under Section 16(a) furnished to the Company and on the written representations of its directors and executive officers.


EXECUTIVE COMPENSATION

         The following table sets forth information concerning total compensation earned by or paid to the Named Officers as of December 31, 2000 during the fiscal years indicated for services rendered to the Company and its subsidiaries.


                                SUMMARY COMPENSATION TABLE
                                             Annual Compensation                       Long-Term
                                                                                     Compensation
                                                                              Securities
                                               Variable          Other        Underlying
       Name and                              Compensation       Annual       Options/SARs     All Other
  Principal Position       Year    Salary       Bonus         Compensation      Granted      Compensation
                                    ($)          ($)            ($) (1)           (#)            ($)
                          --------

Yacha Sutton              2000    240,000         0            36,000(2)        400,000       318,750(3)
Chief Executive Officer   1999    $87,298         0             28,977          223,005        318,750
                          1998      N/A          N/A              N/A             N/A          660,284

Louis Scafuri             2000    277,884      262,000            --               0              0
Chief Operating           1999    163,461      275,519            --            450,000           0
Officer *                 1998      N/A          N/A              N/A             N/A             0


Alon Maor                 2000    322,122         0           415,384(4)                          0
Chief Executive           1999    282,153         0             442,453         100,000           0
Officer, Asia             1998      N/A          N/A              N/A             N/A             0
PacificOperation **


Peter D'Errico            2000    149,038       64,854            --            100,000           0
Vice President -          1999      N/A          N/A              N/A             N/A             0
Corporate Marketing       1998      N/A          N/A              N/A             N/A             0



Raphael Werner            2000    173,539       60,000            --               0              0
Chief Executive           1999     84,000       66,000            --            66,000            0
Officer, Americas         1998     82,750       33,000            --               0              0
Business Unit ***


---------------
* Prior to May 2000, Mr. Scafuri served as the Chief Executive Officer, North American Operations.

** Prior to January 2000, Mr. Maor served as the President and Representative Director of ESC Japan. Subsequent to December 31, 2000, Mr. Maor assumed the post of Vice President, European Operations.

***      As of May 2001, Mr. Werner assumed the position of Vice President,
         Service.

N/A The Named Officers were not actively employed by the Company as of such time.

(1) Does not include perquisites or other personal benefits, securities or property, the aggregate value of which does not exceed the lesser of $50,000 or 10% of the Named Officer's salary and bonus.

(2) Payment includes $18,000 for flat rent and $18,000 for a payment made in respect of an Advance Study Fund.

(3) Payments made pursuant to a non-compete agreement between Yacha Sutton and the Company in connection with the acquisition of Laser Industries Ltd. by the Company.

(4) Payment includes $111,111 for reimbursements relating to flat rental and $257,977 in sales commissions.

         Option/SAR Grants in Last Fiscal Year

       The following table provides information on options granted to the Named Officers during the last fiscal year pursuant to the Company's option plans.

         The table also shows, among other data, hypothetical potential gains from options granted in fiscal year 2000. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the price of Ordinary Share over the life of the options granted in fiscal year 2000. The assumed rates of growth were selected by the SEC for illustrative purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. No SAR's were granted during the last fiscal year and no SAR's are currently outstanding.


                          OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                   Potential Realizable
                                                                                  Value at Assumed Annual
                                                                                   Rates of Stock Price
                                      Individual Option Grants                    Appreciation for Option
                                                                                           Term
                     Number of
                     Securities    Percent of Total
Name                 Underlying    Options Granted       Exercise
                      Options      to Employees in        Price       Expiration     5%($)       10%($)
                   Granted (#)(1)    Fiscal Year          ($/sh)         Date
             -------

Yacha Sutton         400,000(2)          16%              8.875         01/10     2,232,576    5,657,786

Louis Scafuri            0                0                 --            --          --           --
Alon Maor                0                0                 --            --          --           --
Peter D'Errico       100,000              4%                8           12/09       503,116    1,274,994
Raphael Werner           0                0                 --            --          --           --


         (1) All options have a term of ten years from respective grant dates.

         (2) The Compensation Committee of the Board accelerated Mr. Sutton's options as of January 2, 2001. In connection with such acceleration Mr. Sutton agreed to a lock-up arrangement mirroring the original vesting period prohibiting Mr. Sutton from selling shares acquired from exercise of such options, except with respect to the sale of shares necessary to enable a cashless exercise of other options.

       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table summarizes for each of the Named Officers option exercises during the 2000 fiscal year, including the aggregate value of gains on the date of exercise, the total number of unexercised options for Ordinary Shares, if any, held at December 31, 2000 and the aggregate number and dollar value of unexercised in-the-money options for Ordinary Shares, if any, held at December 31, 2000. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price of such options and the fair market value of the underlying Ordinary Shares on December 29, 2000, which was $12.0625 per share. Actual gains, if any, upon exercise will depend on the value of Ordinary Shares on the date of any exercise of options.


           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND YEAR-END OPTION/SARVALUES

                                                      Number of Securities
                                                           Underlying             Value of Unexercised
                                                     Unexercised Options at      In-the-Money Options at
                                                       Fiscal Year End (#)       Fiscal Year End ($)(1)
                         Shares
                       Acquired on      Value        Enexercisable Unercisable   Exercisable Unexercisable
     Name               Exercise     Realized ($)
                           (#)
               --------

Yacha Sutton                0             0          289,671         333,334      1,594,415     1,063,335
Louis Scafuri               0             0          445,000            0         3,115,980         --
Alon Maor                   0             0          100,000            0          700,200          --
Peter D'Errico              0             0           20,000          80,000        81,300       325,200
Raphael Werner              0             0           26,000          31,000       181,717       416,110

------
(1) The closing price of the Ordinary Shares on December 31, 2000 was $12.065 per share.

         Director's Compensation

         Subject to shareholder approval, each of the directors of the Company who serves on any one or more of the sub-committees of the Board (other than the Chairman), are entitled to a cash retainer fee for participation in meetings of the Board of Directors or any sub-committee at $2,500 per calendar quarter and a future annual option grant of 10,000 options (see "Proposal 9 - - Approval of Director's Compensation"). Directors (other than the Chairman) are not entitled to receive any additional per-meeting fee, but will be reimbursed for their reasonable travel and accommodation expenses.

       Employment Agreements, Termination Provisions and Change in Control Provisions

       Employment Agreement with Yacha Sutton

       Effective January 1, 2000, the Company entered into an employment agreement with Yacha Sutton (the "Sutton Agreement"), pursuant to which Mr. Sutton will be employed by the Company in the position of Chief Executive Officer. The Sutton Agreement will terminate automatically on December 31, 2002, unless otherwise agreed between Mr. Sutton and the Company in writing and with the approval of the Board or unless earlier terminated under specified circumstances.

         The Sutton Agreement provides for a monthly base salary of not less than $20,000. Mr. Sutton is entitled to use a Company vehicle in accordance with the Company's existing policies and the Company provides Mr. Sutton with such additional benefits as generally provided by the Company to its senior executives, including managers' insurance and Education Fund. The Sutton Agreement provides for non-competition and non-solicitation covenants for a period of two years following the date of termination of the Sutton Agreement.

         Mr. Sutton was granted options to purchase up to 400,000 of the Company's Ordinary Shares at an exercise price of $8.75 per share under the terms and conditions of the Company's 1999 Option Plan (the "1999 Plan"). Unless the Sutton Agreement and Mr. Sutton's employment with the Company is terminated by Mr. Sutton for any reason or by the Company for cause, all vested options will be exercisable at any time thereafter until December 31, 2009, and will otherwise be subject to the provisions of the 1999 Plan.

         In the event of any termination of the Sutton Agreement and Mr. Sutton's employment, the Company will only be obligated to pay (i) base salary and benefits until the effective date of termination, provided that Mr. Sutton continues his employment obligations through such period (if so required by the Company), (ii) any severance payment to which Mr. Sutton will be entitled pursuant to applicable Israeli law less any amounts received by Mr. Sutton from his Managers' Insurance on account of a severance payment and (iii) earned but unpaid benefits under Company plans.

         In addition to the payments specified above, if Mr. Sutton's employment is terminated by the Company at any time other than for cause (as defined in the Sutton Agreement), then the unpaid balance of the amounts payable by the Company to Mr. Sutton pursuant to the Non-Competition Agreement, dated February 22, 1998, between the Company and Mr. Sutton will be paid to Mr. Sutton in a lump sum, in lieu of monthly installments.

         Employment Agreement with Louis Scafuri

         The Company is a party to an employment agreement with Louis Scafuri (the "Scafuri Agreement") pursuant to which Mr. Scafuri serves as Chief Operating Officer for the Company's North American Operations. The Scafuri Agreement is effective as of May, 2001.

         The Scafuri Agreement provides for an annual base salary in the amount of $270,000, a target cash bonus equal to 100% of the annual base salary, and an extraordinary performance bonus of up to 200% of annual salary if certain performance targets are achieved.

         Employment Agreement with Alon Maor

         ESC Japan Company Ltd. ("ESC Japan"), a wholly-owned subsidiary of the Company, is party to an employment agreement with Alon Maor (the "Maor Agreement") pursuant to which Mr. Maor serves as Chief Executive Officer of Asia Pacific Operations. The Maor Agreement may be terminated by either party upon the expiration of the term by a giving six-months prior notice.

         Pursuant to the Maor Agreement, Mr. Maor will receive an annual base salary in the amount of (Y)22,000,000 (twenty-two million yen), an annual housing allowance of approximately Y12,000,000, an annual allowance of Y5,000,000 for the education of his children (subject to a tax gross up), a company car and reimbursement for club membership dues. In addition, ESC Japan will provide Mr. Maor with a retirement benefit after his first year of service, which amount will equal the gross monthly salary at the time of retirement and which will be increased in subsequent years by one month's gross salary for each full year of employment by Mr. Maor. ESC Japan will also pay 50% of the cost of Mr. Maor's Japanese National Health Insurance Premiums. The Maor Agreement also provides for Mr. Maor to enter into a confidentiality and non-competition agreement in accordance with standard Company policy.

         Employment Agreement with Peter D'Errico

         ESC Medical Systems, Inc. is party to an employment agreement with Peter D'Errico (the "D'Errico Agreement") pursuant to which Mr. D'Ericco serves as the Vice President of Corporate Marketing for the Company. As of January 6, 2000, Mr. D'Errico received an annual base salary of $155,000. Mr. D'Errico may be entitled to a bonus in the amount of $87,500 depending the achievement of certain performance targets.

         The D'Errico Agreement also provides for an option to purchase an aggregate of 100,000 Ordinary Shares. The options will vest over a period of five years with an exercise price of $8.00 per share. Mr. D'Errico is also entitled certain benefits which the Company provides for similarly situated employees. Pursuant to the D'Errico Agreement, in the event of a termination of Mr. D'Errico's Agreement as a result of death or disability, or for reasons which are beyond Mr. D'Errico's control, Mr. D'Errico will be entitled to a severance payment in the amount equal to six-months salary. The D'Errico Agreement also provides for Mr. D'Errico to enter into a confidentiality and non-competition agreement in accordance with standard Company policy.

         Employment Agreement with Raphael Werner

         The Company is a party to an employment agreement with Mr. Raphael Werner (the "Werner Agreement") pursuant to which Mr. Werner was appointed Chief Executive Officer of the Company's American operations. The term of the Werner Agreement commenced on July 1, 2000. Under the terms of the Werner Agreement, the Company is required to give Mr. Werner three months prior notice in the event the Company terminates the Werner Agreement within 24 months from the date of Mr. Werner's relocation to the United States. The Werner Agreement provides for an annual base salary of $180,000 and an annual bonus of $90,000 for meeting certain targets as fully detailed in the Werner Agreement.

         Pursuant to the Werner Agreement, the Company is obligated to pay up to $15,000 to Mr. Werner to cover expenses associated with relocation of Mr. Werner and his family back to Israel, unless the termination of employment was initiated by Mr. Werner. The Werner Agreement provides for benefits similar to those provided by the Company to other similarly situated employees. Under the terms of the Werner Agreement, Mr. Werner is also obligated to enter into confidentiality and non-competition agreement in accordance with standard Company policy.

REPORT OF COMPENSATION COMMITTEE

         General Compensation Policy

         The Compensation Committee's fundamental compensation policy is to make a substantial portion of executive officers' compensation contingent on the Company's growth, financial performance and meeting certain specific targeted events. Accordingly, in addition to base salary, the Company offers bonuses/incentive compensation (which are tied to the Company's and the executive's performance goals) and stock option awards. The Compensation Committee believes that providing incentives to the executive officers through both cash bonus and equity based incentives (stock options in the Company) benefits shareholders by aligning the long-term interests of shareholders and employees.

         Each executive officers compensation package consists of: (i) salary, (ii) benefits, which include medical, dental, life insurance and participation in a 401(k) plan for United States employees and comparable benefits for employees in other locations and (iii) may include either or both stock options under the relevant stock option plan of the Company and/or its subsidiaries; and/or eligibility for incentive compensation.

         Factors

         The principal factors considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. The Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive officers' compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

         Base Salaries

         Base salaries for executive officers are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and its predecessors.

         Salary adjustments are based on a periodic evaluation of the performance of the Company and each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered. The Compensation Committee takes into account the effect of corporate transactions that have been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

         Annual Incentive Compensation Awards

          The variable compensation payable annually to executive officers (including the Chief Executive Officer) generally consists principally of annual incentive compensation awards. Annual incentive compensation provides for bonuses determined in accordance with a formula relating to achievement of Company performance goals. Such performance goals are set annually by the Compensation Committee.

         Other Incentive Compensation Awards

         The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and to retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long term profitability of the Company. The exercise price of stock options is set at a price equal to the market price of the Ordinary Share at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Ordinary Shares rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its shareholders, and focus management on building profitability and long-term shareholder value.

         Certain Agreements

          The Compensation Committee recognizes that there are circumstances which may result in departure or distraction of the executive officers and other key personnel. Because the Compensation Committee considered it essential to the best interests of its shareholders to foster the continuous employment of the executive officers, it determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the executive officers to their assigned duties without distraction in the face of the prevailing circumstances. Accordingly, the Company entered into employment agreements with Messrs. Scafuri, Maor, D'Errico, Werner and certain other senior executives of the Company to ensure retention and motivation of these executives. By entering into these retention agreements with the current management, the Company's intention was to provide these senior executives with adequate incentive to remain with the business. In determining the executive compensation levels (in the agreements described above and otherwise), consideration was given to, among other things, the individual executive's experience and historical and anticipated contribution to the Company. Consideration was also given to the amount and forms of compensation paid to like executives by other companies in the Company's industry, to the extent that such information was available. No specific weight is given to any of these considerations.

         Compensation of Chief Executive Officer

          In order to secure and continue to retain the services of Mr. Sutton following the departure of former Chief Executive Officer Mr. Shimon Eckhouse, the Company entered into an employment agreement with Mr. Sutton in order to ensure efficient management of the Company's business and the successful execution of the Company's strategy of maximizing shareholder value. The employment agreement became effective as of January 1, 2000. The material terms of Mr. Sutton's employment agreement are described under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In setting Mr. Sutton's compensation, the Compensation Committee considered factors such as individual and corporate performance (without reference to any specific performance related targets) and individual experience and expertise. In addition, the Compensation Committee considered Mr. Sutton's overall compensation relative to compensation levels of chief executive officers of other comparable companies. No particular weight was give by the Compensation Committee to any of the foregoing factors.

         Deductibility of Compensation

          The Compensation Committee will, in general, seek to ensure that compensation paid to its executive officers will not fail to be deductible to the Company by reason of application of Section 162(m) of the Code. The Compensation Committee believes, however, that it is appropriate to retain flexibility to authorize payments of compensation that do not qualify for deductibility if, in the Committee's judgment, it is in the Company's best interest to do so.
                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS





PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total shareholder return to the NASDAQ Stock Market Index and the S&P SmallCap 600 Index over the three year period beginning on December 31, 1997 (the last trading day of the first fiscal year in which the Company's Ordinary Shares were publicly traded), and ending on December 31, 2000. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Ordinary Shares, the NASDAQ Stock Market Index and the S&P SmallCap 600 Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.






[GRAPHIC OMITTED]









PROPOSALS OF SHAREHOLDERS

         Under Rule 14a-8 of the Exchange Act, any shareholder of the Company who intends to present a proposal at the 2002 Annual Meeting of shareholders and who wishes the proposal to be included in the proxy statement for such meeting must submit the proposal in writing to the Secretary of the Company, at the principal executive offices of the Company. The proposal must be received no later than February 20, 2002.

         Shareholders who do not desire to comply with the requirements of Rule 14a-8, must satisfy the requirements of the Companies Law in order to have a proposal presented at the 2002 Annual Meeting. Under the Companies Law, only shareholders who hold at least one percent (1%) of the outstanding voting rights are entitled to request that the Board of Directors of the Company include a proposal, in a future shareholders meeting, provided that such proposal is appropriate to be discussed in such meeting.

         Rule 14a-4(c)(1) of the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company's proxy statement. Rule 14a-4(c)(1) provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's Annual Meeting of shareholders to be held in 2002, if the Company is not provided with notice of a shareholder proposal, which proposal has not been submitted for inclusion in the Company's proxy statement, by May 6, 2002, the Company will be permitted to use its voting authority as described above.


OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters that may be presented at the Annual Meeting other than those mentioned in the attached Company's Notice of Annual Meeting of shareholders. If any other matters do properly come before the Annual Meeting, it is intended that the persons named as proxies will vote, pursuant to their discretionary authority, according to their best judgment in the interest of the Company.


ADDITIONAL INFORMATION

         Copies of the Company's 2000 Annual Report to shareholders are being mailed to the shareholders simultaneously with this Proxy Statement. The financial statements and financial information appearing in such Annual Report are incorporated by reference herein.

                                           By Order of the Board of Directors,

                                           Hadar Solomon, Advocate,
                                           Secretary, Vice President and
                                           General Counsel







         Yokneam, Israel

         June 21, 2001



                                 Appendix A

                          ESC MEDICAL SYSTEMS LTD.
                           2000 SHARE OPTION PLAN

                                 ARTICLE I
                                  Purpose

This 2000 Share Option Plan (the "Plan") is intended to provide incentive compensation to, and to encourage share ownership by, the directors, officers, employees and certain consultants and dealers (the "Optionees") of ESC Medical Systems Ltd. and its subsidiaries (collectively, the "Company") in order to align their interests with those of the Company's shareholders, and to encourage the sense of proprietorship of such parties, and to stimulate the active interest of such parties in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Plan approved by the board of directors of the Company (the "Board") and its shareholders and to encourage such parties to remain in their respective capacities with the Company.

The word "employee", when used in this Plan, shall have the meaning, with respect to each Optionee, as provided in the relevant regulation under the jurisdiction where implemented.

The word "subsidiary", when used in the Plan, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

It is intended that certain options granted under this Plan will qualify as "incentive stock options" (the "ISOs") under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that ISOs shall only be granted to U.S. resident employees of the Company. Options granted to U.S. resident employees, that do not contain terms that will qualify them as ISOs shall be referred to herein as Non-Qualified Stock Options (the "NQSOs").

Each Option Agreement (as such term is defined hereunder) between the Company and the U.S. resident Optionee shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under
Section 422 of the Code. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Company may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code.

Options granted to Israeli Optionees under the Option Plan may or may not contain such terms as will qualify such options for the special tax treatment under section 102 of the Israeli Tax Ordinance (New Version), 5721-1961, as amended (the "Ordinance"), and the Income Tax Rules (Tax Benefits in Stock Issuances to Employees) 5749-1989 (the "Rules") ("102 Options"). The 102 Options which shall be granted to Optionees and/or any shares issued upon exercise of such Options and/or any other shares received subsequently following any realization of rights resulting from a 102 Option or from shares issued upon exercise of a 102 Option, shall be issued to a trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 of the Ordinance (the "Trustee") and held for the benefit of the Optionees for a period of not less than two years (24 months) from the date of grant, and thereafter, the Trustee will transfer the Options or the Option shares, as the case may be, to the Optionees and/or to any third party upon his/her demand, subject to any deduction or withholding required under the Ordinance, the Rules or any other applicable law, provided, however, that Options granted to Optionees who are employees of any of the Company's subsidiaries shall also be subject to a pre-ruling of the tax authorities. Options that do not contain terms that may qualify them for the special tax treatment under Section 102 of the Ordinance, shall be referred to herein as Section 3(I) Options ("3(I) Options").

Options granted to Optionees who are both, residents and ordinarily residents in the United Kingdom under the Plan may or may not contain such terms as will qualify such options for the special tax treatment under the Income and Corporation Taxes Act, 1988, provided, however, that approved options can only be granted to UK resident employees.

Options granted to Optionees who are residents of the Netherlands, under the Plan may or may not contain such terms as will qualify such options for the special tax treatment under the Dutch Personal Income Tax Act (PITA) and the Wage Tax Act (WTA), provided, however, that options under the Dutch special tax regime can only be granted to Dutch resident employees.

All options granted hereunder, whether together or separately, shall be collectively referred to hereinafter as the "Options".

                                 ARTICLE II
                               Administration

The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

Subject to the provisions of the Plan and any applicable law, NASDAQ Stock Market ("NASDAQ") rule, the Companies Act (1985) introduced in the UK, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees, directors, dealers and consultants of the Company and its subsidiaries shall be granted Options;
(b) to designate an Option as 102 Option and/or as an 3(I) Option (for Israeli Optionees), as ISOs or as NQSOs (for U.S. Optionees), as approved options and/or unapproved options (for UK Optionees) and options under the special tax regime for the residents of the Netherlands,, and to authorize the granting of such Options; (c) to determine the times when Options shall be granted and the number of shares to be issued or transferred upon the exercise of each Option; (d) to determine the exercise price of each Option; (e) to determine the time or times at which each Option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of Options issued hereunder; (f) to prescribe the form or forms and terms of the Option Agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to determine other jurisdictions in which the Plan shall be applicable; (h) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in connection with the administration of the Plan; (i) to accelerate the right of an Optionee, in whole or in part, to any previously granted Option, in the event of a public offering, merger, acquisition, transfer of assets and/or liquidation. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

                                ARTICLE III
                                   Shares

The shares to be optioned under the Plan shall be either (i) authorized but unissued Ordinary Shares, par value NIS 0.1 per share, of the Company, or
(ii) Ordinary Shares which the Company may acquire and deposit with General Investec Trust Company, Ltd. , or any substitute thereof as Trustee under the Plan and under the terms of a Trust Agreement as shall be approved and amended from time to time by the Board or the Executive Committee thereof (together, the "Ordinary Shares").

Under the Plan, the total number of Ordinary Shares which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, ten million (10,000,000) Ordinary Shares of which 6,000,000 shall be reserved for ISOs. The Ordinary Shares shall be adjusted or increased in accordance with the provisions of Article X and Article XIX hereof.

The number of Ordinary Shares available for grant of Options under the Plan shall be decreased by the sum of the number of shares with respect to which Options have been issued and that are then outstanding and the number of shares issued upon exercise of Options. In the event that any outstanding Option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the Ordinary Shares underlying such option, may again be subject to an Option under the Plan.

Each Option granted pursuant to the Plan, shall be evidenced by a written agreement between the Company and the Optionee (the "Option Agreement"). Each Option Agreement shall state a number of the Shares to which the Option relates and the type of Option granted thereunder (whether a 102 Option, a 3(I) Option, an ISO, an NQSO, an approved or unapproved option for UK Optionees, Options under special tax regime and Options that are not subject to special tax regime for Optionees in the Netherlands or any other kinds of Option suitable under the Plan). Options may be granted at any time after this Plan has been approved by the Company, subject to any further approval or consent required under Section 102 of the Ordinance or the Rules, in case of 102 Options, or of the U.S. Treasury, in case of ISOs and other applicable law, the Inland Revenue in the case of UK and the tax inspector in the Netherlands, except that any and all Options shall be effective upon their grant provided that all required approvals shall have been received in respect of the grant of such Option, as required under the relevant rules and regulations, and the Optionee has signed and delivered to the Company a notice and undertaking as required under such rules.

                                 ARTICLE IV
                        Eligibility of Participants

Subject to ARTICLE VII, office holders and other employees of the Company or of its subsidiaries and directors of the Company or its subsidiaries shall be eligible to participate in the Plan. Directors who are not employees, future employees, dealers, or consultants of the Company shall also be eligible to participate in the Plan.

To the extent applicable and anything in the Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("Nosei Misra" - as such term is defined in the Companies Law, 5759-1999 (the "Companies Law") shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time, or Executive Officers, as such term is defined under the SEC rules and regulations.

                                 ARTICLE V
                               Option Price

Unless the Committee determines otherwise, the option exercise price shall be the last reported sales price of the Ordinary Shares on the NASDAQ (the "Fair Market Price"), on the date of grant.

                                 ARTICLE VI
                              Terms of Options

The Committee shall determine the dates after which Options may be exercised, in whole or in part. An Option is exercisable in installments, and may be exercisable in whole or in part, with the unexercised portion of the Option remaining exercisable.

Any other provision of the Plan notwithstanding and subject to ARTICLE VII, no Option shall be exercised after the tenth anniversary of the date that the Option was granted (the "Termination Date").

With respect to the directors, Chief Executive Officer ("CEO") and the officers reporting directly to the CEO of the Company, the Options granted hereunder shall become exercisable with respect to the entire amount of the Ordinary Shares underlying such Options immediately upon a Change in Control of the Company, unless the Board or the Committee determined otherwise with respect to any specific director or officer upon approval of the Options granted. A "Change in Control" means the first to occur of any of the following dates:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities, unless such Person has filed a Schedule 13D within the 12 month period prior to the Plan being first approved by the Board; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (X) the Company or (Y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person who files in connection with such acquisition a
         Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (i);

(ii) The individuals who, as of the beginning of any two year period, are members of the Board (the "Incumbent Board"), ceasing for any reason, during such two year period, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered a member of the Incumbent Board; or

(iii) The consummation of any of the following transactions as entered into by the Company:

         (A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" i.e., meets any of the requirements described in (i) or (ii) below:

                (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; or

                (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation immediately following the consummation of such merger, consolidation or reorganization;

         (B)    A complete liquidation or dissolution of the Company; or

         (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such, a Beneficial Owner acquires additional Voting Securities which increase the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

      Share options granted hereunder to employees may provide that if, prior to the Termination Date, an Optionee shall cease to be employed or to grant any services, without cause by the Company or a subsidiary thereof (otherwise than by reason of death or disability), the option will remain exercisable after the date of cessation of employment (unless specifically stated otherwise in the specific option grant letter) to the extent it was exercisable at the time of cessation of employment, provided, however, that non-exercisable options will become void, at the date of cessation of employment. If, prior to the Termination Date, an Optionee shall cease to be employed by the Company or any subsidiary thereof by reason of a disability within the meaning of Section 22(e)(3) of the Code, Options granted hereunder may provide that they will remain exercisable until the Termination of the Plan to the extent exercisable at the time of cessation of employment. For the purposes hereof, "cessation of employment" shall mean the date upon notification of termination of employment has been delivered, by either the Company or the Optionee. In no event, however, shall an Option be exercisable after the Termination Date. The Option shall expire with respect to all Ordinary Share covered thereby into which at the time of termination of the Option, the Option was not exercisable. In the event of the death of an Optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an Option pursuant to the preceding sentences of this paragraph, Options granted hereunder may provide that they will remain exercisable until (i) the Termination Date, and (ii) by the person or persons to whom the Optionee's rights under the Option pass by will or by applicable laws of descent and distribution and to the extent that the Optionee was entitled to exercise it on the date of death.

Notwithstanding the above, if prior to the Termination date, an Optionee shall cease to be employed by the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or as a result of the termination of such Optionee for cause, any Option or portion of an Option not exercised as of the date of cessation of employment will expire and terminate on such date, unless specifically stated otherwise in the specific Option Agreement.

                                ARTICLE VII
                          Special Tax Provisions

The aggregate fair market value (determined at the time the Option is granted) of the Ordinary Shares with respect to which any ISO is granted that is exercisable for the first time by the Optionee during any calendar year, (under this Plan or any other share option plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000.

No ISO may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 422(b)(6) of the Code, Ordinary Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless (i) such option has an option price of at least 110 percent of the fair market value of the Ordinary Shares on the date of the grant of such option and (ii) such option cannot be exercised more than five years after the date it is granted.

The aggregate fair market value (determined at the time the Option is granted) of the Ordinary Shares with respect to which any approved option is granted that is exercisable for the first time by the Optionee during any calendar year, (under this Plan or any other share option plan of the Company or any parent or subsidiary thereof) shall not exceed $50,000.

No approved option to UK resident employees, may be granted to an individual who, at the time the option is granted, owns Ordinary Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof.

                                ARTICLE VIII
                            Exercise of Options

An Optionee may exercise any exercisable Option by signing and returning to the Company at its principal office, a "Notice of Exercise" in the form prescribed from time to time by the Company together with payment of the exercise price. Such payment will be made in United States Dollars, Israeli Shekels, Japanese Yen, British Pounds Sterling, Dutch Guilder or EURO, in accordance with the terms of the related Option Agreement. The Notice of Exercise shall specify the number of Shares with respect to which the Option is being exercised. The Company is obligated to issue Shares upon such Notice of Exercise of an Option granted under the Plan upon (a) the Company's completion of any registration or other qualifications of the Ordinary Shares under any state and/or federal law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Ordinary Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing the Ordinary Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of State and federal laws and regulatory agencies.

Payment for Ordinary Shares purchased upon the exercise of an Option granted hereunder shall be made in full upon exercise of the Option, by wire transfer or certified or bank cashier's check payable to the order of the Company. The Ordinary Shares purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an Optionee pay to the Company or the Trustee, at the time of exercise or grant, as the case may be, such amount as the Company deems necessary to satisfy its obligation to withhold Israeli, United States Federal, state, or local income U.K. tax laws and Dutch tax laws or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                 ARTICLE IX
                    Non-Transferability of Option Rights

No Option shall be transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by Optionee, or by such Optionee's legal representative.

                                 ARTICLE X
                   Adjustment for Recapitalization, Etc.

The aggregate number of Ordinary Shares which may be purchased upon exercise of the Options granted hereunder, the number of Ordinary Shares covered by each outstanding Option and the price per share of each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of the Company resulting from a stock split or other subdivision or consolidation of shares or payments of stock dividends or distributions or other increases or decreases in the number of outstanding Ordinary Shares effected without receipt of consideration by the Company or in the event of any other extraordinary transaction.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become issuable upon exercise of an Option.

                                 ARTICLE XI
                      No Obligation to Exercise Option

The grant of an Option pursuant to the Plan shall impose no obligation on the Optionee to exercise such Option.

                                ARTICLE XII
                              Use of Proceeds

The proceeds received from the issuance of Ordinary Shares upon exercise of Options, pursuant to the Plan shall be used for such purposes as the Company shall determine to be appropriate.

                                ARTICLE XIII
                          Rights as a Shareholder

The Company shall not be required to recognize an Optionee as a shareholder with respect to any share issuable or transferred, as the case may be, upon the exercise of such Option by the Optionee until such Optionee shall have become the holder of record of such share, and such Optionee shall not be entitled to vote or to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                ARTICLE XIV
                             Employment Rights

Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee's services and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment or service hiring at any time.

                                 ARTICLE XV
                          Compliance with The Law

The Company shall not be liable for the non-issuance or non-transfer or any delay in issuance or transfer of any Ordinary Shares issuable or transferred, as the case may be, upon the exercise of any Options granted under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Ordinary Shares of the Company upon exercise of the Options under the Plan or upon the transfer of Ordinary Shares issued upon such exercise, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect such transfer restrictions.

                                ARTICLE XVI
                         Voting of Ordinary Shares

Optionees shall only be entitled to all rights of a shareholder in the Company upon the full payment of the exercise price of the Options granted under this Plan. Shares held by the Trustee under the Plan, which have been fully paid shall be voted in accordance with the instructions in writing of the Optionees. The provisions of this Article XVI shall not in any way affect the provisions of Article XIII of this Plan.

                                ARTICLE XVII
                             Transfer of Shares

By exercise of an option granted hereunder, the optionee agrees that any sale, transfer or other disposition of any of the Ordinary Shares issued upon such exercise shall be made in accordance with the applicable requirements of Rule 144, including, if applicable, the volume limitations applicable to "affiliates" of the Company.

                               ARTICLE XVIII
                    Amendment or Discontinuance of Plan

Subject to any applicable law and NASDAQ Rule, the Board or the Committee may, without the consent of the Company's shareholders or any Optionee under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, including amendments deriving or needed as result of any legal changes or tax reform that may be enacted in Israel in the future or any other legal arrangements which may replace the current legal arrangement under Section 102 of the Ordinance, provided that no such action shall adversely affect Options granted hereunder prior to such amendment or modification without consent of any Optionee adversely effected and, with respect to ISOs, the Board shall not, without approval of the stockholders: (a) increase the total number of Ordinary Shares which may be purchased pursuant to ISOs granted under the Plan, except as contemplated in ARTICLE X, and (b) expand or change the persons eligible to receive options under the Plan

                                ARTICLE XIX
                                   Taxes

Each Optionee shall be solely liable for all taxes and other fees resulting from the grant and/or exercise of Options granted under the Plan and disposition of shares acquired pursuant to the exercise of an Option.

Each Optionee should consult with his/her individual tax advisers to determine the possible tax consequences of the grant and/or exercise of Options granted under the Plan and the disposition of shares acquired pursuant to the exercise of the Option in his/her personal tax circumstances.

The Company and/or the Trustee (where applicable) shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee (where applicable) any shareholder, director, manager or other Nosei Misra in the Company, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Board, the Committee and/or the Trustee shall not be required to release any Share certificate, issued upon exercise of an Option, to an Optionee, until all required payments have been fully made.

                                 ARTICLE XX
                       Effectiveness and Term of Plan

The Plan shall become effective upon shareholder approval and will expire on the tenth anniversary of the date of such shareholder approval. No Option may be granted pursuant to the Plan after the termination of the Plan, however, Options outstanding on that date may still be exercised in accordance with the terms of their grant.

                                ARTICLE XXII
                Governing Law and Other National Regulations

The Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, subject to all applicable laws, rules, and regulations, (especially rules of accounting) whether of the State of Israel, the United States, the United Kingdom or the Netherlands, or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, the Companies Act, 1985 in the UK or the Law for the Supervision of Listed Shares in the Netherlands, and to such approvals by any governmental agencies or national securities exchanges as may be required.



                                 Appendix B

                          ESC MEDICAL SYSTEMS LTD.

                     CHARTER OF THE AUDIT COMMITTEE As
             Adopted by the Board of Directors on July 25, 2000


PURPOSE OF THE COMMITTEE

The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial report, and internal control functions of the Company and its subsidiaries.

COMPOSITION OF THE COMMITTEE

Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. All "outside directors" pursuant to the then applicable requirements of the Israeli Companies Law, 1999 shall be members and each member of the Committee shall be qualified to serve on the Committee pursuant to the then applicable requirements of NASDAQ.

MEETINGS OF THE COMMITTEE

1. The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities.

2. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. Without derogating from the foregoing, the Committee will notify the internal auditor of the Company of its meeting and allow him to participate, and the independent auditors will also be invited to those meetings in which issues relating to financial auditing will be considered.

3. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

         (1) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Company and its subsidiaries for each fiscal year.

         (2) Review and approve the Company's independent auditors' annual engagement letter, including the proposed fees contained therein;

         (3) Review the performance of the Company's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

         (4) Oversee the independence of the Company's independent auditors by, among other things:

                  a. requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company; and

                  b. actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

          (5) Instruct the Company's independent auditors that, without derogating from their responsibilities under any applicable law, they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Company's independent auditors;

         (6) Review the annual audit plan and scope of the audit with the Company's independent auditors;

         (7) Reviews with management and the independent auditors at the completion of the annual audit examinations:

                  a. the Company's annual financial statements and related footnotes to be included in the Company's Annual Report to Shareholders;

                  b. the independent accountant's audit of the annual financial statements and their report thereto;

                  c. any significant changes in the independent accountant's audit plan;

                  d. any difficulties or disputes with management encountered during the course of the audit; and

                  e. other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

         (8) Consider and review with the independent auditors and with management the adequacy of the Company's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto;

         (9) Establish and maintain free and open means of communication between and among the Board and Committee, and the Company's independent auditors, the Company's internal auditing department and management, including by providing such parties with appropriate opportunities to meet privately with the Committee;

         (10)     Review and reassess annually the Committee's charter;

         (11) Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

         (12) Report regularly to the Board on its activities, as appropriate;

         (13) Approve certain transactions with office holders and related parties pursuant to applicable laws and conduct a review of potential conflict of interest situation where appropriate;

         (14) Make recommendations to the Board of Directors as to the appointment and dismissal of internal auditor, approve the internal auditor's periodic audit plan, and;

         (15) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.


******************************************************************************

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors which may arise or to ensure that the Company complies with all laws and regulations.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Israeli Companies Law which shall continue to set the legal standard for the conduct of the members of the Committee.

******************************************************************************



                                   PROXY

                       ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JULY 16, 2001

                    THIS PROXY IS SOLICITED ON BEHALF OF
                         THE BOARD OF DIRECTORS OF
                          ESC MEDICAL SYSTEMS LTD.


         The undersigned hereby appoints Yacha Sutton and Hadar Solomon and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of ESC Medical Systems Ltd., an Israeli corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of shareholders of the Company to be held at the Hudson Hotel, 356 West 58th Street, New York, New York, on Monday, July 16, 2001 at 4:30 p.m. (local time) or at any adjournment or postponement thereof, as shown on the voting side of this card.


             (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                      PLEASE DATE, SIGN AND MAIL YOUR

                    PROXY CARD BACK AS SOON AS POSSIBLE
-----------------------------------------------------------------------------

[Reverse Side]

                       ANNUAL MEETING OF SHAREHOLDERS

                          ESC MEDICAL SYSTEMS LTD.

                               July 16, 2001

         Please Detach and Mail in the Envelope Provided

         [X] Please mark your votes as in this example.

         This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominee directors, FOR Proposals and in the discretion of the proxies, with respect to all other matters which may properly come before the meeting and any and all adjournments thereof.

1. To elect the following nominees to serve as directors of the Company until the next Annual General Meeting of shareholders:
         Prof. Jacob A. Frenkel, Mr. Arie Genger, Mr. Aharon Dovrat, Mr. Thomas G. Hardy, Prof. Darrell S. Rigel, M.D., Mr. S.A. Spencer, Prof. Zehev Tadmor and Dr. Bernard Couillaud. You may withhold authority to vote for any one or more of the nominees by writing their name in the space provided below.

         FOR all nominees listed above             WITHHOLD AUTHORITY to vote
         (except as indicated to the contrary      for all nominees listed
         below)                                    above
         [ ]                                       [ ]
         =====================================================================

         (Instructions: Write the name of each nominee in the space above for whom authority to vote is withheld).

2. To approve the proposed directors' and officers' insurance arrangements.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]

3. To appoint the firm of Brightman Almagor & Co., a member firm of Deloitte, Touche, Tohmatsu, as the Company's independent auditors for fiscal year 2001.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]

4. To change the Company's name from "ESC Medical Systems Ltd." to "Lumenis Ltd." or such name as shall be determined by the Board of Directors and approved by the Israeli Registrar of Companies.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]

5. To amend the Company's Articles of Association to increase the capitalization of the Company by authorizing 50,000,000 new Ordinary Shares, par value NIS 0.10 per share.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]

6.       To approve the options granted by the Company to Bank Hapoalim, B.M.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]

7. To approve the engagement of Mr. Thomas G. Hardy, a director of the Company, as a consultant of the Company.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]

8. To approve the adoption of the 2000 Share Option Plan and the grant of share options thereunder.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]

9. To approve the compensation of the Company's directors for serving on the Board of Directors.

         FOR               AGAINST          ABSTAIN
         [  ]                [  ]             [  ]


-----------------------
(SIGNATURE)
---------------------------
(SIGNATURE IF HELD JOINTLY)

Dated: _____________, 2001


         NOTE: This proxy should be dated and signed by the shareholder exactly as the shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.